Exhibit 10.1

STOCK PURCHASE AGREEMENT

Dated September 19, 2010

By and Among

McMoRan Exploration Co.,

Freeport-McMoRan Preferred LLC

and

Freeport-McMoRan Copper & Gold Inc.

- i -

- ii -

Exhibit A                     Certificate of Designations
Exhibit B                      Registration Rights Agreement
Exhibit C                      Stockholder Agreement

- iii -

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT is made as of the 19th day of September, 2010 by and among McMoRan EXPLORATION CO., a Delaware corporation (the “Company”), FREEPORT-McMoRan COPPER & GOLD INC., a Delaware corporation (“Freeport”), and FREEPORT-McMoRan PREFERRED LLC, a Delaware limited liability company and wholly owned subsidiary of Freeport (“Purchaser”).  The Company, Freeport and Purchaser are sometimes referred to collectively as the “Parties” and individually as a “Party.”

WHEREAS, the Company desires to raise additional capital by issuing and selling certain 5.75% convertible perpetual preferred stock of the Company;

WHEREAS, Purchaser desires to purchase shares of such preferred stock;

WHEREAS, Special Committees of the Board of Directors of each of Freeport and the Company have recommended to the Board of Directors of Freeport and the Company, respectively (with respect to such Special Committee of the Company, the “Special Committee”), that this Stock Purchase Agreement (the “Agreement”) and the transactions contemplated hereby are in the best interests of Freeport and the Company, respectively, and their respective stockholders;

WHEREAS, the Board of Directors of each of Freeport and the Company have determined that this Agreement and the transactions contemplated hereby are in the best interests of Freeport and the Company, respectively, and their respective stockholders, and have previously approved this Agreement and the transactions contemplated hereby;

WHEREAS, Freeport, as the sole member of Purchaser, has approved this Agreement and has determined that it is advisable and in the best interests of Purchaser to effect the transactions contemplated hereby;

WHEREAS, in connection with the execution and delivery of this Agreement, the Company has entered into (i) that certain Agreement and Plan of Merger, dated as of the date hereof (the “PXP Agreement”), by and among the Company, Plains Exploration & Production Company, a Delaware corporation (“PXP”), PXP Gulf Properties LLC, a Delaware limited liability company (“PXP Gulf”), PXP Offshore LLC, a Delaware limited liability company (“PXP Offshore”), McMoRan Oil & Gas LLC, a Delaware limited liability company (“McMoRan Holdco”),  McMoRan GOM LLC, a Delaware limited liability company (“McMoRan GOM”), and McMoRan Offshore LLC, a Delaware limited liability company (“McMoRan Offshore”), providing for the merger of (a) McMoRan GOM with and into PXP Gulf, with PXP Gulf being the survivor of the merger and (b) McMoRan Offshore with and into PXP Offshore, with PXP Offshore being the survivor of the merger (the transactions contemplated by the PXP Agreement, the “PXP Transaction”), and (ii) those certain Securities Purchase Agreements, dated as of September 16, 2010, with certain investors (the “Investor Purchase Agreements”), providing for the issuance of 4.00% senior unsecured convertible notes of the Company (the “Notes”) and shares of 5.75% convertible perpetual preferred stock of the Company (the “Investor Preferred Stock”); and

NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations, warranties, covenants, conditions and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows, each intending to be legally bound:

ARTICLE I

GENERAL

Section 1.01. Defined Terms.  As used herein:

(a) “Affiliate” means, with respect to any Person, a Person that directly or indirectly controls, is controlled by or is under common control with such Person, with control in such context meaning the ability to direct the management or policies of a Person through ownership of voting shares or other securities, pursuant to a written agreement, or otherwise; provided, however, that, for the avoidance of doubt, neither Freeport nor Purchaser shall be deemed to be an Affiliate of the Company.

(b) “Affiliate Transaction” means any contract, agreement or arrangement (other than ordinary course director, officer or employee compensation or indemnification arrangements or pursuant to any stock-based compensation plans of the Company and its Subsidiaries) with any director or officer of the Company or its Subsidiaries, the value of which exceeds One Hundred Twenty Thousand Dollars ($120,000).

(c) “Business Day” means any day other than a Saturday, a Sunday, or a day on which banks are closed for business in Houston, Texas.

(d) “Certificate of Designations” means the certificate of designations relating to the Securities, in the form attached as Exhibit A hereto.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Common Stock” means the common stock of the Company, par value $0.01 per share.

(g) “Company Material Adverse Effect” means any change, event, condition or effect that is materially adverse to the business, properties, management, financial position, stockholders’ equity or results of operations of the Company and the Company’s Subsidiaries taken as a whole, or the ability of the Company to consummate the Transactions, except for any of the following or any such change, event, condition or effect resulting therefrom: (i) general economic, financial market, regulatory or political conditions, any outbreak of hostilities or war, acts of terrorism, natural disasters or other force majeure events, in each case in the United States or elsewhere, (ii) changes in or events or conditions generally affecting the oil and natural gas industry or exploration and production companies operating in the Gulf of Mexico, (iii) changes in oil and natural gas prices, including changes in price differentials, (iv) changes in other commodity prices, (v) any change of Law or changes to GAAP or interpretations thereof, (vi) the negotiation, execution, announcement or pendency of this Agreement, any actions taken in compliance with this Agreement or the consummation of the Transactions, (vii) the accounting for the Company’s hedging activities, and any mark-to-market gains or losses with respect to such hedges, (viii) fluctuations in currency exchange rates, (ix) the filing, defense or settlement of any legal proceedings made or brought by any of the current or former stockholders of the Company (on their own behalf or on behalf of the Company) arising out of or related to this Agreement or the transactions contemplated hereby, (x) the failure to take action as a result of any restrictions or prohibitions set forth in Section 5.05 of this Agreement with respect to which Freeport or Purchaser has refused, following the Company’s written request, to provide a waiver in a timely manner or at all, (xi) changes in the price or trading volume of the Common Stock, (xii) the failure of the Company or any of its Subsidiaries to meet any internal or published industry analyst projections or forecasts or estimates of revenues or earnings for any period, or (xiii) a downgrade in the ratings of any debt or debt securities of the Company or any of its Subsidiaries, except that clauses (i) through (v), (vii) and (viii) shall not prevent a determination that there has been a Company Material Adverse Effect if the change or event referred to therein affects the Company and the Company’s Subsidiaries taken as a whole disproportionately relative to other industry participants in the Gulf of Mexico (provided that such change or event may be considered only to the extent of such disproportionate impact), and except that clause (xi), (xii) or (xiii) shall not prevent a determination that any underlying causes of such changes resulted in a Company Material Adverse Effect.

(h) “Contract” means all presently existing contracts, arrangements, agreements, commitments and instruments, written or oral, including any loan or credit agreement or other agreement evidencing indebtedness, promissory note, bond, mortgage, indenture, guarantee, permit, lease, sublease, license, agreement to render services, or other contract, arrangement, agreement, commitment or instrument evidencing rights or obligations of any kind or nature, to which the Company or any of its Subsidiaries is a party, including all amendments, modifications, supplements and options relating thereto.

(i) “Environmental Law” means any foreign, federal, state or local Law (including all common law) regulating or relating to the protection of human health or safety, natural resources or the environment, including Laws relating to wetlands, pollution, environmental contamination or the use, generation, management, handling, injection, transport, treatment, disposal, storage, Release, threatened Release of, or exposure to, Hazardous Substances.

(j) “Environmental Permit” means any permit, license, registration, authorization or consent of any Governmental Authority and necessary to comply with applicable Environmental Laws.

(k) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “GAAP” means accounting principles generally accepted in the United States.

(n) “Governmental Authority” means any federal, state, local or foreign government and/or any political subdivision thereof, including departments, courts, commissions, boards, bureaus, ministries, agencies or other instrumentalities, including the MMS and the Louisiana Department of Natural Resources.

(o) “Hazardous Substances” means (a) any petrochemical or petroleum distillates or by-products, acidizing, well improvement, hydraulic fracturing (“fracking”) or drilling fluids, produced waters, radioactive materials (including naturally occurring radioactive materials), asbestos in any form, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls, explosives, and radon gas, and (b) any chemicals, materials, wastes, or substances defined, listed, or classified as or included in the definition or designations of “hazardous substances,” “solid waste,” “regulated substances,” “hazardous wastes,” “hazardous materials,” “restricted hazardous materials,” “extremely hazardous substances,” “toxic substances,” “contaminants” or “pollutants” or words of similar meaning and regulatory effect or with respect to which liability or standards of conduct are imposed.

(p) “Independent Directors” means members of the Board of Directors of the Company who are (a) not directors or officers of Freeport or of PXP, (b) not officers, employees or consultants of, or advisors to, the Company, Freeport or PXP, (c) independent of Freeport and PXP within the meaning of Delaware Law, as determined in good faith by the Board of Directors of the Company, and (d) otherwise independent within the meaning of the rules and regulations of the New York Stock Exchange as then in effect, as determined in good faith by the Board of Directors of the Company.

(q) “Intervening Event” means a material event or circumstance that was not known to the Special Committee on the date of this Agreement (or if known, the consequences of which are not known to the Special Committee as of the date hereof), which event or circumstance, or any material consequences thereof, becomes known to the Special Committee prior to the time at which the Company receives the Required Company Approvals.

(r) “Laws” means all laws, statutes, rules, regulations, ordinances, orders, decrees, requirements, judgments and codes of Governmental Authorities.

(s) “MMS” means the Bureau of Ocean Energy Management, Regulation and Enforcement, formerly known as the Minerals Management Service, Department of Labor, United States of America, and any successor thereto.

(t) “Person” means any individual, corporation, partnership, limited liability company, trust, estate, Governmental Authority or any other entity.

(u) “Proxy Statement” means the proxy materials that shall constitute the proxy statement relating to the matters to be submitted to the stockholders of the Company at the Company Stockholders Meeting, which shall include a stockholder vote with respect to the PXP Transaction.

(v) “Release” means any releasing, disposing, discharging, injecting, spilling, leaking, leaching, pumping, dumping, emitting, escaping, emptying, seeping, dispersal,

migration, including the moving of any materials through, into or upon, any land, soil, surface water, groundwater or air, or otherwise entering into the indoor or outdoor environment.

(w) “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder, or any successor statute, rules or regulations thereto.

(x) “SEC” means the Securities and Exchange Commission.

(y) “Securities Act” means the Securities Act of 1933, as amended.

(z) “Subsidiary” of any Person means a corporation, limited liability company, partnership, joint venture or other organization of which: (a) such party or any other Subsidiary of such party is a general partner; (b) voting power to elect a majority of the board of directors or others performing similar functions with respect to such organization is held by such party or by any one or more of such party’s Subsidiaries; or (c) at least 50% of the equity interests is controlled by such party.

(aa) “Tax” or “Taxes” means all taxes, including income tax, surtax, remittance tax, presumptive tax, net worth tax, special contribution, production tax, pipeline transportation tax, value added tax, withholding tax, gross receipts tax, windfall profits tax, profits tax, severance tax, personal property tax, real property tax, sales tax, service tax, transfer tax, use tax, excise tax, premium tax, customs duties, stamp tax, motor vehicle tax, entertainment tax, insurance tax, capital stock tax, franchise tax, occupation tax, payroll tax, employment tax, social security, unemployment tax, disability tax, alternative or add-on minimum tax, estimated tax, and any other tax, together with any interest, fine or penalty thereon, or addition thereto.

(bb) “Tax Return” means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

(cc) “Transactions” means the transactions contemplated by this Agreement.

ARTICLE II

SALE AND PURCHASE OF SECURITIES

Section 2.01. Investment.  Subject to the terms and conditions herein set forth, the Company will issue, sell and deliver to Purchaser and Purchaser will purchase from the Company at the Closing, 500,000 shares of the Company’s 5.75% convertible perpetual preferred stock, par value $0.01 per share, liquidation preference $1,000 per share, convertible into shares of the Issuer’s common stock, par value $0.01 per share (the “Securities”), free and clear of all liens, encumbrances, mortgages, pledges, charges, or security interests (except for the transfer restrictions explicitly set forth in the Certificate of Designations and the Stockholder Agreement), for a total purchase price of $500,000,000 in cash (the “Purchase Price”), to be paid in full to the Company.

Section 2.02. Closing.  The closing of the sale of the Securities to Purchaser (the “Closing”) shall take place, subject to the satisfaction or waiver of all conditions to the Closing set forth in Article VI hereof, at the offices of the Company, located at 16676 Northchase Drive, Houston, Texas 77060 at 10:00 A.M., local time, on the date that is two Business Days following the first date on which all conditions set forth in Article VI have been satisfied or waived (other than those conditions that by their nature are to be satisfied by actions taken at the Closing) or at such other date, time and place as the parties shall mutually agree (the “Closing Date”).  At or prior to the Closing, the parties shall deliver all documents, instruments and writings required to be delivered by them at or prior to the Closing pursuant to this Agreement or as otherwise required herein, including but not limited to an executed Registration Rights Agreement in the form of Exhibit B attached hereto (the “Registration Rights Agreement”) and an executed Stockholder Agreement in the form of Exhibit C attached hereto (the “Stockholder Agreement”).  At the Closing, (a) the Company will deliver to Purchaser certificates representing the Securities, duly authorized and validly issued, nonassessable and free of preemptive rights, registered in Purchaser’s name (or in the name of its designated nominee), and (b) Purchaser will deliver the Purchase Price to a bank account designated by the Company in funds immediately available to the Company.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Freeport and Purchaser as follows:

Section 3.01. Disclaimer.  Except as and to the extent expressly set forth in this Article III, (i) the Company makes no representations or warranties, express or implied, and (ii) the Company expressly disclaims all liability and responsibility for any representation, warranty, statement or information made or communicated (orally or in writing) to Purchaser, Freeport or any of their Affiliates, employees, agents, consultants or representatives (including any opinion, information, projection or advice that may have been provided to the Company by any officer, director, employee, agent, consultant, representative or advisor of Purchaser, Freeport or any of their Affiliates).

Section 3.02. Existence and Qualification.  The Company and each of its Subsidiaries have been duly organized and are validly existing and in good standing under the Laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which they are required to qualify in order to conduct their business, except where the failure to so qualify would not, individually or in the aggregate, have a Company Material Adverse Effect.  The Company does not have any Subsidiaries other than those set forth in Schedule 3.02.

Section 3.03. Power.  The Company has the corporate power to enter into and perform this Agreement and all other documents required to be executed and delivered by the Company at Closing and to consummate the transactions contemplated by this Agreement (and such documents) subject to (a) filing of the Certificate of Designations with the Secretary of State of Delaware pursuant to Section 5.09 and (b) obtaining the Required Company Approvals.

Section 3.04. Authorization and Enforceability.

(a) The execution, delivery and performance of this Agreement (and all documents required to be executed and delivered by the Company at Closing, including the Registration Rights Agreement) and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of the Company, except for the Required Company Approvals and the filing of the Certificate of Designations with the Secretary of State of the State of Delaware pursuant to Section 5.09.

(b) This Agreement has been duly executed and delivered by the Company (and all documents required to be executed and delivered by the Company at Closing will be duly executed and delivered by the Company) and this Agreement constitutes, and at the Closing, assuming the due and valid execution and delivery of such documents, as applicable, by Freeport and Purchaser, such documents will constitute, the valid and binding obligations of the Company, enforceable in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy or other similar Laws affecting the rights and remedies of creditors generally as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 3.05. No Conflicts.  The execution, delivery and performance of this Agreement by the Company, and the consummation of the transactions contemplated by this Agreement and the documents required to be executed and delivered by the Company at the Closing will not (a) violate any provision of the organizational documents of the Company, (b) result in a default (with due notice or lapse of time or both) or the creation of any lien or encumbrance or give rise to any right of termination, cancellation or acceleration under any note, bond, mortgage, indenture, credit agreement, license or other material agreement to which the Company is a party or by which it is bound, subject to obtaining the consents, approvals, and waivers described in Section 3.07, (c) violate any judgment, order, ruling, regulation or decree applicable to the Company as a party in interest, or (d) violate any Law applicable to the Company or any of its assets, except any matters described in clauses (b), (c) or (d) above which would not have a Company Material Adverse Effect.  The Securities are not, and will not be upon Closing, subject to any preemptive right to purchase exercisable by any third party.

Section 3.06. Brokers’ Fees.  Except for Tudor, Pickering, Holt & Co. and Houlihan Lokey, no Person is entitled to any brokerage, financial advisory, finder's or similar fee or commission payable by any Party hereto in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

Section 3.07. Consents, Approvals or Waivers.  The execution, delivery and performance of this Agreement by the Company will not be subject to any consent, approval or waiver from any Governmental Authority or other third Person, except (a) the filing of the Certificate of Designations with respect to the Securities with the Secretary of State of the State of Delaware, (b) under the HSR Act, (c) the Required Company Approvals, and (d) as set forth on Schedule 3.07.

Section 3.08. Litigation.  Except as described in the Company SEC Documents or on Schedule 3.08, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its Subsidiaries is or may be a party or to which any property of the Company or any of its Subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its Subsidiaries, could reasonably be expected to have a Company Material Adverse Effect or adversely affect the ability of the Company to perform its obligations under this Agreement; and, to the knowledge of the Company, no such investigations, actions, suits or proceedings are threatened or contemplated by any Governmental Authority or others.

Section 3.09. Taxes.  Except as disclosed on Schedule 3.09 or as otherwise would not reasonably be expected to have a Company Material Adverse Effect, (a) the Company and its Subsidiaries have filed all Tax Returns and paid all Taxes required to be filed or paid (whether or not shown on any Tax Returns), (b) the unpaid Taxes of the Company and its Subsidiaries did not, as of June 30, 2010, exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the balance sheets (rather than in any notes thereto) contained in the Form 10-Q filed by the Company with the SEC for the period ended June 30, 2010, (c) since June 30, 2010, the Company and its Subsidiaries have not incurred any liability for Taxes outside the ordinary course of business or otherwise inconsistent with past custom and practice, (d) there is no action, suit, proceeding, audit, written claim or assessment now in progress, pending, proposed or, to the knowledge of the Company, threatened with respect to Taxes or with respect to any Tax Return of the Company or its Subsidiaries, (e) all amounts required to be collected or withheld by the Company and its Subsidiaries with respect to Taxes have been timely collected or withheld and any such amounts that are required to have been remitted to any Taxing authority have been timely remitted and (f) the Company and its Subsidiaries have no liability for any Taxes of any Person (other than Taxes of the Company or its Subsidiaries) (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), (ii) as a transferee or successor, (iii) by contract or (iv) otherwise.  Neither the Company nor any of its Subsidiaries has participated, within the meaning of Treasury Regulations Section 1.6011-4(c), in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2).

Section 3.10. Environmental Laws.  Except as would not reasonably be expected to result in a Company Material Adverse Effect, (a) the Company and each of its Subsidiaries are in compliance with applicable Environmental Laws (including any applicable Environmental Permits), (b) there are no liabilities arising under applicable Environmental Laws or Environmental Permits whether arising from any current or historic Releases of Hazardous Substances, by agreement or by operation of Law, and (c) there are no pending, or to the knowledge of the Company threatened, claims against the Company or any of its Subsidiaries by any Person arising under applicable Environmental Law.  For purposes of this Section 3.10, “claims” means no material written notice of violation, notification of liability, demand, request for information, complaint, action, suit, notice of investigation, citation, summons or order (judicial or administrative).

Section 3.11. SEC Documents.

(a) Each form, report, document, statement, schedule, prospectus, registration statement and definitive proxy statement filed by the Company with the SEC since January 1, 2008 (the “Company SEC Documents”), and all forms, reports, documents, statements, schedules, prospectuses, registration statements and definitive proxy statements filed by the Company with the SEC after the date hereof and prior to the Closing Date, (i) were and, in the case of such forms, reports, documents, statements, schedules, prospectuses, registration statements and definitive proxy statements filed after the date hereof, will be, as of their respective dates, prepared in all material respects in accordance with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations thereunder and (ii) did not at the time they were filed (or, if amended or superseded by a subsequent filing, then on the date of such filing, which filing, if relating to a Company SEC Document filed prior to the date hereof, shall have been made prior to the date of this Agreement), and in the case of such forms, reports, documents, statements, schedules, prospectuses, registration statements and definitive proxy statements filed by the Company after the date of this Agreement, will not as of the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Company SEC Document or such form, report, document, statement, schedule, prospectuses, registration statement or definitive proxy statement necessary in order to make the statements therein, in the light of the circumstances under which they were and will be made, not misleading.  To the knowledge of the Company, as of the date of this Agreement, none of the Company SEC Documents is the subject of ongoing SEC review or outstanding SEC comment.

(b) The chief executive officer and chief financial officer of the Company have made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act, and statements contained in such certificates are complete and correct, and the Company is otherwise in material  compliance with all applicable provisions of the Sarbanes-Oxley Act.

(c) The Company has disclosed, based on its most recent evaluation, to the Company’s auditors and the audit committee of the Board of Directors of the Company (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting, which are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report its consolidated financial information; and (ii) any fraud known to management, whether or not material that involved management or other employees who have a significant role in the Company’s internal controls over financial reporting. As of the date hereof, the Company has not received any complaint or allegation in writing since January 1, 2005, regarding accounting, internal accounting controls, or auditing matters, including any such complaint regarding improper accounting or auditing matters.  The Company and its consolidated Subsidiaries have established and maintain disclosure controls and procedures as defined in Rule 13a-15(e) under the Exchange Act; such disclosures controls and procedures are reasonably designed to ensure that material information relating to the Company and its consolidated Subsidiaries is made known on a timely basis to the individuals responsible for the preparation of the Company SEC Documents; and, as of the date hereof, to the knowledge of the Company, the Company has not identi-

fied any material weaknesses in the design or operation of internal control over financial reporting. As of the date of this Agreement, to the knowledge of the Company, there is no reason to believe that its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 302 of the Sarbanes-Oxley Act when next due.

Section 3.12. Financial Statements; Reserve Reports.

(a) Each of the consolidated financial statements contained in the Company SEC Documents (including in each case all notes and schedules thereto), including any Company SEC Documents filed after the date of this Agreement, complied or will comply, as of its respective date, in all material respects with all applicable accounting requirements and the rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly presented or will fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of their respective dates and the results of operations and the cash flows of the Company and its consolidated Subsidiaries for the periods presented therein, except that any unaudited interim financial statements do not include all of the information and notes required by GAAP for complete financial statements and are subject to normal year-end adjustments.

(b) The oil and gas reserve estimates of the Company and its Subsidiaries contained in the Company SEC Documents have been prepared by independent reserve engineers in accordance with then applicable SEC guidelines.  Other than production of the reserves in the ordinary course of business and intervening product price fluctuations or as described in the Company SEC Documents, the Company is not aware of any facts or circumstances that, taken together, would have a Company Material Adverse Effect on the reserves or the present value of future net cash flows therefrom as described in the Company SEC Documents.

Section 3.13. No Material Adverse Effect.  Since December 31, 2009, (a) there has not been any change or event that has had, individually or in the aggregate, a Company Material Adverse Effect; (b) as of the date hereof, neither the Company nor any of its Subsidiaries has entered into any transaction or agreement that is required by the Securities Act to be described in the Company SEC Documents and that is not so described in such documents; and (c) neither the Company nor any of its Subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or Governmental Authority, except in each case as otherwise disclosed in the Company SEC Documents.

Section 3.14. Capitalization; Shares.

(a) The Company has an authorized capitalization and issued and outstanding equity securities (including securities convertible into equity securities) set forth on Schedule 3.14.

(b) All of the outstanding shares of capital stock of the Company have been, and the Securities will be, duly and validly authorized and issued and are and, with respect to the Securities upon the issuance thereof, will be, fully paid and non-assessable and are not, or will not be, subject to any preemptive or similar rights.  Except as described in Schedule 3.14 and except for the shares of Common Stock issuable pursuant to the transactions contemplated by the PXP Agreement, and the Notes and shares of Investor Preferred Stock issuable pursuant to the transactions contemplated by the Investor Purchase Agreements, there are no outstanding rights (including pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its Subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such Subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options.  All of the outstanding shares of capital stock or other equity interests of each Subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned, except as described on Schedule 3.14, directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.  When issued and sold against receipt of the Purchase Price as provided in this Agreement, the Securities will be free of restrictions on transfer other than restrictions on transfer under applicable Laws and other than pursuant to the Certificate of Designations and the Stockholder Agreement.  As of the Closing Date, 31,250,000 shares of Common Stock issuable upon conversion of the Securities will have been duly authorized by all necessary corporate action and when so issued will be validly issued, fully paid and nonassessable, will not be subject to preemptive or similar rights of any stockholder of the Company and will be free of restrictions on transfer other than restrictions on transfer under applicable Laws and other than pursuant to the Certificate of Designations and the Stockholder Agreement.

Section 3.15. Title to Property.

(a) The Company and its Subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries, (ii) are disclosed in the Company SEC Documents or (iii) could not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect.

(b) Except as could not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect, (i) the Company and its Subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and (ii) the conduct of their respective businesses will not conflict with any such rights of others, and the Company and its Subsidiaries have not received any notice of any claim of infringement or conflict with any such rights of others.

Section 3.16. No Undisclosed Relationships.  No relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its Subsidiaries, on the other, that is required by the Securities Act to be described in the Company SEC Documents and that is not so described in such documents.

Section 3.17. Licenses and Permits.  The Company and its Subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate Governmental Authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Company SEC Documents, except where the failure to possess or make the same would not, individually or in the aggregate, have a Company Material Adverse Effect; and as of the date hereof, except as described in the Company SEC Documents, neither Company nor any of its Subsidiaries has received notice of any revocation or modification of any material license, certificate, permit or authorization or has any reason to believe that any material license, certificate, permit or authorization will not be renewed in the ordinary course.

Section 3.18. Compliance With ERISA.  Except as would not have a Company Material Adverse Effect, (a) each employee benefit plan, within the meaning of Section 3(3) of ERISA, for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (b) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (c) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standards have been satisfied or waived; (d) the fair market value of the assets of each Plan that is subject to the funding rules of Section 412 of the Code of Section 302 of ERISA exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (e) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; and (f) neither the Company nor any member of its Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to a Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA).

Section 3.19. Insurance.  As of the date hereof, neither the Company nor any of its Subsidiaries has (a) received notice from any insurer or agent of such insurer that a material amount of capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (b) any notice from its insurers that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

Section 3.20. No Unlawful Payments.  Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries has (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (c) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (d) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

Section 3.21. No Restrictions on Subsidiaries.  Except as set forth on Schedule 3.21, no Subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary of the Company.

Section 3.22. No Registration Rights.  Other than pursuant to (a) that certain Registration Rights Agreement to be entered into between the Company and PXP, (b) that certain Registration Rights Agreement to be entered into between the Company and the parties to the Investor Purchase Agreements and (c) the Registration Rights Agreement, no Person has the right to require the Company or any of its Subsidiaries to register any securities for sale under the Securities Act.

Section 3.23. Board Approval.  The Board of Directors of the Company, by resolutions duly adopted at a meeting duly called and held has (a) determined that this Agreement and the Transactions are in the best interests of the Company and its stockholders, (b) adopted a resolution approving this Agreement, and (c) recommended that the stockholders of the Company approve the issuance and sale of the Securities in the Transactions and directed that such matter be submitted for consideration by the Company’s stockholders at the Company Stockholders Meeting.  The Board of Directors of the Company has also taken all actions so that the restrictions contained in Section 203 of the General Corporation Law of the State of Delaware applicable to a “business combination” (as defined in such Section 203) will not apply to Purchaser, Freeport, and their Subsidiaries with respect to the issuance of the Securities or to the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby.  To the knowledge of the Company, no other anti-takeover law or regulation is applicable to this Agreement.

Section 3.24. Vote Required.

(a) The affirmative vote of the holders of Common Stock representing a majority of the votes cast at the Company Stockholders Meeting, excluding the vote of the shares of Common Stock of the holders set forth on Schedule 3.24, provided that the total votes cast (either for, against or abstaining) on the proposal regarding the approval of the issuance of the Securities represent over 50% of all outstanding securities entitled to vote to approve the issuance of the Securities is the only vote of the holders of any class or series of Company capital stock necessary to approve the issuance of the Securities (the “Stockholder Approval”).

(b) The affirmative vote of the holders representing a majority of the votes cast at the Company Stockholders Meeting, provided that the total votes cast (either for, against or abstaining) on the proposal regarding the PXP Agreement represent over 50% of all outstanding securities entitled to vote to approve the PXP Agreement (the “PXP Approval,” and, together with the Stockholder Approval, the “Required Company Approvals”) is the only vote of the holders of any class or series of Company capital stock necessary to approve the PXP Agreement and the transactions contemplated thereby.

Section 3.25. Voting Debt.  No bonds, debentures, notes or other indebtedness of the Company having the right to vote on any matters on which the Company’s stockholders may vote are issued or outstanding.

Section 3.26. No General Solicitation.  None of the Company or any of its Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act), has, directly or through an agent, engaged in any form of general solicitation or general advertising in connection with the offering of the Securities (as those terms are used in Regulation D) under the Securities Act or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; the Company has not entered into any contractual arrangement with respect to the distribution of the Securities except for this Agreement.

Section 3.27. Material Contracts.  Except as disclosed on Schedule 3.27 or as otherwise would not reasonably be expected to have a Company Material Adverse Effect, (a) the Company is not, and, to the knowledge of the Company, no other person is, in default under any Contract filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, or the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010 (collectively the “Material Contracts”) and (b) no notice of default or breach has been received or delivered by the Company under any Material Contract, the resolution of which is currently outstanding, and event or circumstances are occurring, have occurred or exist which would, but for the passage of time, constitute an event of default under any Material Contract.

Section 3.28. Voting Agreements.  To the knowledge of the Company, there are no existing voting or similar agreements between the Company’s stockholders which could reasonably be expected to adversely affect the ability of the Company to perform its obligations under this Agreement.

Section 3.29. Qualification.  As of the Closing Date, the Company and McMoRan Offshore will be qualified under applicable Laws to hold leases, rights of way and other rights issued by the U.S. government on the U.S. Outer Continental Shelf, and by other Governmental

Authorities, which are included in the assets on the U.S. Outer Continental Shelf to be acquired by the Company pursuant to the PXP Agreement and (b) McMoRan Holdco has certificated to the MMS that McMoRan Holdco is a domestic entity authorized by its formation documents to hold leases, rights of way and other rights issued by the United States government on the U.S. Outer Continental shelf.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PURCHASER AND FREEPORT

Freeport and Purchaser hereby represent and warrant to the Company as follows:

Section 4.01. Disclaimer.  Except as and to the extent expressly set forth in this Article IV, (a) Freeport and Purchaser make no representations or warranties, express or implied, and (b) Purchaser expressly disclaims all liability and responsibility for any representation, warranty, statement or information made or communicated (orally or in writing) to Seller or any of its Affiliates, employees, agents, consultants or representatives (including any opinion, information, projection or advice that may have been provided to Seller by any officer, director, employee, agent, consultant, representative or advisor of Purchaser or any of its Affiliates).

Section 4.02. Existence and Qualification.  Each of Freeport and Purchaser is a company duly organized, validly existing and in good standing under the laws of the State of Delaware.

Section 4.03. Power.  Each of Freeport and Purchaser has the corporate power to enter into and perform this Agreement, the Registration Rights Agreement, the Stockholder Agreement and all other documents required to be executed and delivered by Freeport and Purchaser at Closing and to consummate the transactions contemplated by this Agreement (and such documents).

Section 4.04. Authorization and Enforceability.  The execution, delivery and performance of this Agreement (and all documents required to be executed and delivered by Freeport and Purchaser at Closing) and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of Freeport and Purchaser.  This Agreement has been duly executed and delivered by Freeport and Purchaser (and all documents required to be executed and delivered by Freeport and Purchaser at Closing will be duly executed and delivered by Freeport and Purchaser) and this Agreement constitutes, and at the Closing, assuming the due and valid execution and delivery of such documents, as applicable, by the Company, such documents will constitute, the valid and binding obligations of Freeport and Purchaser, enforceable in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy or other similar Laws affecting the rights and remedies of creditors generally as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 4.05. Broker’s Fees.  Except for Lazard Frères & Co. LLC, no Person is entitled to any brokerage, financial advisory, finder’s or similar fee or commission payable by any Party hereto in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Freeport or Purchaser.

Section 4.06. No Conflicts.  The execution, delivery and performance of this Agreement by Freeport and Purchaser, and the consummation of the transactions contemplated by this Agreement and the documents required to be executed and delivered by Freeport and Purchaser at the Closing will not (a) violate any provision of the organizational documents of Freeport and Purchaser, (b) result in a default (with due notice or lapse of time or both) or the creation of any lien or encumbrance or give rise to any right of termination, cancellation or acceleration under any note, bond, mortgage, indenture, credit agreement, license or other material agreement to which either Freeport or Purchaser is a party or by which it is bound, (c) violate any judgment, order, ruling, regulation or decree applicable to Freeport or Purchaser as a party in interest, or (d) violate any Law applicable to Freeport or Purchaser or any of their assets, except any matters described in clauses (b), (c) or (d) above which would not have a material adverse effect on the ability of Freeport and Purchaser to consummate the Transactions.

Section 4.07. Consents, Approvals or Waivers.  The execution, delivery and performance of this Agreement by Freeport and Purchaser will not be subject to any consent, approval or waiver from any Governmental Authority or other third Person, except as set forth on Schedule 4.07.

Section 4.08. Financing.  Purchaser has sufficient cash, available lines of credit or other sources of immediately available funds to enable it to pay the Purchase Price to the Company at the Closing.

Section 4.09. Ownership of Company Stock.  Neither Purchaser nor Freeport own any shares of capital stock or other equity interest in the Company or its Subsidiaries or any rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its Subsidiaries.

ARTICLE V

COVENANTS

Section 5.01. Proxy Statement.  The Company shall promptly prepare and file with the SEC as promptly as reasonably practicable a preliminary Proxy Statement (and in any event no later than 30 days following the date of this Agreement); provided, however, that (a) each of the Company, Freeport and Purchaser shall cooperate with each other in the preparation of the Proxy Statement (including the preliminary Proxy Statement) and any amendment or supplement to the preliminary Proxy Statement with respect to the provisions in such Proxy Statement (including the preliminary Proxy Statement) addressing the issuance of the Securities (and, for the avoidance of doubt, excluding provisions solely addressing the PXP Transaction) and (b) the Company shall furnish such preliminary Proxy Statement to Freeport and Purchaser and give Freeport, Purchaser and their legal counsel a reasonable opportunity to review such preliminary Proxy Statement prior to filing with the SEC and shall cooperate with Freeport and Purchaser with respect to additions, deletions or changes suggested by Freeport and Purchaser in connection therewith with respect to the provisions in such Proxy Statement (including the preliminary Proxy Statement) addressing the issuance of the Securities (and, for the avoidance of doubt, excluding provisions solely addressing the PXP Transaction).  The Company shall promptly notify Freeport and Purchaser of the receipt of any comments of the SEC staff with respect to the preliminary Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to Freeport and Purchaser, as promptly as reasonably practicable, copies of all written correspondence between the Company or any representative of the Company and the SEC with respect to the Proxy Statement.  If comments are received from the SEC staff with respect to the preliminary Proxy Statement, the Company shall use its commercially reasonable efforts to respond as promptly as reasonably practicable to the comments of the SEC staff.  The Company shall provide Freeport, Purchaser and their legal counsel with a reasonable opportunity to review any amendment or supplement to each of the preliminary and the definitive Proxy Statement prior to filing with the SEC and shall cooperate with Freeport and Purchaser with respect to additions, deletions or changes suggested by Freeport and Purchaser in connection therewith with respect to the provisions in such Proxy Statement (including the preliminary Proxy Statement) addressing the issuance of the Securities (and, for the avoidance of doubt, excluding provisions solely addressing the PXP Transaction).  Freeport and Purchaser shall promptly provide the Company with such information as may be required to be included in the Proxy Statement or as may be reasonably required to respond to any comment of the SEC staff.  After all the comments received from the SEC have been cleared by the SEC staff and all information required to be contained in the Proxy Statement has been included therein by the Company, the Company shall promptly file the definitive Proxy Statement with the SEC and cause the Proxy Statement to be mailed (including by electronic delivery if permitted) as promptly as practicable, to its stockholders of record, as of the record date established by the Board of Directors of the Company.

Section 5.02. Stockholders’ Meeting and Board Recommendation.  The Company shall call, hold and convene a meeting of its stockholders (such meeting, or any adjournments or postponements thereof, the “Company Stockholders Meeting”) for the purpose of obtaining the Required Company Approvals in accordance with the rules of the New York Stock Exchange, to be held as promptly as reasonably practicable after the mailing of the Proxy Statement to the Company’s stockholders (and in any event no later than 45 days after the mailing of the Proxy Statement), and the Company’s obligation to call, hold, and convene such meeting in accordance with this Section 5.02 shall not be affected by a Company Adverse Recommendation Change.  Further, (a) the Board of Directors of the Company shall recommend that the stockholders of the Company vote in favor of the issuance of the Securities at the Company Stockholders Meeting and the Board of Directors of the Company shall use its commercially reasonable efforts to solicit from stockholders of the Company proxies in favor of the issuance of the Securities and (b) the Proxy Statement shall include a statement to the effect that the Board of Directors of  the Company has recommended that the Company’s stockholders vote in favor of the issuance of the Securities at the Company Stockholders Meeting (collectively, the “Company Recommendation”); provided, however, that the Board of Directors of the Company shall not be required to make such Company Recommendation to the extent the Board of Directors has made a Company Adverse Recommendation Change in accordance with the requirements of Section 5.03.  Notwithstanding anything to the contrary contained in this Agreement, the Company may adjourn or postpone the Company Stockholders Meeting to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the Company’s stockholders and such stockholders have adequate time to review such supplement or amendment or, if as of the time for which the Company Stockholders Meeting is originally scheduled (as set forth in the Proxy Statement), there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct business at such meeting or the Company reasonably estimates that the number of votes of the Company’s stockholders cast at the Company Stockholders Meeting would be insufficient to obtain the Required Company Approvals.

Section 5.03. Company Recommendation.

(a) Between the date of this Agreement and the Closing Date, neither the Company’s Board of Directors nor any committee thereof may directly or indirectly withdraw (or amend or modify in a manner adverse to Freeport or Purchaser), or propose publicly to withdraw (or amend or modify in a manner adverse to Freeport or Purchaser), the Company Recommendation (a “Company Adverse Recommendation Change”).  Notwithstanding anything to the contrary in this Agreement, at any time prior to obtaining the Stockholder Approval, and subject to the Company’s compliance at all times with the provisions of Sections 5.02, 5.03(a) and 5.04 , the Company’s Board of Directors or a committee thereof may make a Company Adverse Recommendation Change in response to an Intervening Event if the Company’s Board of Directors, or a committee thereof, concludes in good faith (after consultation with outside legal counsel) that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law.  However, the Company’s Board of Directors or a committee thereof will not be entitled to exercise its right to make a Company Adverse Recommendation Change unless (i) the Company provides written notice to Freeport and Purchaser (which shall include a description of the Intervening Event) at least four Business Days before taking such action (or, if four Business Days notice would not allow the Company’s Board of Directors or a committee thereof to make a Company Adverse Recommendation Change not less than ten Business Days before the Company Stockholder Meeting, as soon as practicable and in any event within 24 hours after such Intervening Event arises) of its intention to do so and specifying the reasons therefor in reasonable detail and the Company otherwise complies with this Section 5.03(a) and (ii) during such four Business Day period, if requested by Purchaser and Freeport, the Company engages in good faith negotiations with Purchaser and Freeport to amend this Agreement in such a manner that obviates the need for a Company Adverse Recommendation Change as a result of the Intervening Event.

(b) Nothing in this Section 5.03 shall prohibit the Board of Directors of the Company or a committee thereof from taking and disclosing to the Company’s stockholders a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act, or other Law, if the Board of Directors of the Company or a committee thereof, after consultation with outside legal counsel, determines in good faith that the failure to so disclose such position would reasonably be expected to be inconsistent with the directors’ exercise of their fiduciary obligations under Law.

Section 5.04. Public Announcements.  Until the Closing, no Party shall make any press release or other public announcement regarding the existence of this Agreement, the contents hereof or the transactions contemplated hereby without the prior written consent of the other Parties, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, the foregoing shall not restrict disclosures by Purchaser, Freeport or the Company (a) with respect to a Company Adverse Recommendation Change or (b) that are required by applicable securities or other Laws or the applicable rules of any stock exchange having jurisdiction over the disclosing Party or its Affiliates.

Section 5.05. Operation of Business.  The Company covenants and agrees that, between the date of this Agreement and the Closing Date, unless Freeport and Purchaser shall otherwise agree in writing, which consent may not be unreasonably withheld, delayed or conditioned, and except for transactions between or among the Company and its wholly owned Subsidiaries, the businesses of the Company and its Subsidiaries shall be conducted only in, and the Company and its Subsidiaries shall not take any action, except in (i) the ordinary course of business and in a manner consistent with past practice in all material respects or (ii) a manner as contemplated by this Agreement or by the Schedules hereto; and the Company shall use its commercially reasonable efforts to preserve substantially intact the business organization of the Company and its Subsidiaries.  Except as contemplated or permitted by this Agreement or as set forth in Schedule 5.05, or to the extent that Freeport and Purchaser shall otherwise consent in writing, which consent may not be unreasonably withheld, conditioned or delayed, neither the Company nor any of its Subsidiaries shall, between the date of this Agreement and the Closing Date, directly or indirectly do, or propose to do, any of the following without the prior written consent of Freeport and Purchaser:

(a) except to the extent required to comply with applicable Law, amend or otherwise change, or waive any provision of, its certificate of incorporation or bylaws;

(b) issue, sell, register for sale, pledge, dispose of, grant, encumber or authorize the issuance, sale, registration, pledge, disposition, grant or encumbrance of (i) any shares of capital stock of any class of the Company or of its Subsidiaries (other than the shares of Common Stock issuable pursuant to the PXP Agreement, and the Investor Preferred Stock issuable pursuant to the Investor Purchase Agreements), or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including any phantom interest), of the Company or of its Subsidiaries (except for the issuance of shares, options or other securities of Company Common Stock to employees or directors of the Company as equity awards or issuable pursuant to options, and the Notes issuable pursuant to the Investor Purchase Agreements) or (ii) any material assets or properties of the Company or any of its Subsidiaries, except (A) in the ordinary course of business and in a manner consistent with past practice or (B) pledges of assets and properties required by any financing document;

(c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except for such declarations, set-asides, dividends and other distributions made to or from any Subsidiary to or from the Company);

(d) reclassify, combine, split or subdivide, or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock, except in connection with (i) the withholding of shares upon the vesting of restricted stock to satisfy income Tax withholding requirements, or (ii) transactions between the Company and its wholly owned Subsidiaries and transactions among the Company’s wholly owned Subsidiaries;

(e) (i) acquire (including by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or any division thereof or any material amount of assets, other than acquisitions for consideration of not more than Twenty Million Dollars ($20,000,000) in the aggregate; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person (other than obligations of the Company or the Company’s wholly owned Subsidiaries), or make any loans or advances, except (A) in the ordinary course of business and in a manner consistent with past practice, (B) borrowings to refinance existing indebtedness or (C) consummation of the transactions contemplated by the PXP Agreement and the Investor Purchase Agreements and borrowings to finance any acquisitions permitted by the terms of this Section 5.05; or (iii) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter prohibited in this Section 5.05;

(f) pay, discharge, settle or satisfy any material litigation, arbitration, proceeding, claim, liability or obligation (absolute or accrued, asserted or unasserted, contingent or otherwise), other than the settlement, payment, discharge or satisfaction (i) in the ordinary course of business or (ii) not exceeding the amount reserved against in the financial statements contained in the Company SEC Documents by more than Five Million Dollars ($5,000,000) in the aggregate or where the amounts paid or to be paid are fully covered by insurance maintained by the Company (subject to applicable deductibles);

(g) amend or waive any material term of the PXP Agreement or the PXP Transaction, or of the Investor Purchase Agreements;

(h) agree to take in writing, or otherwise, any of the actions described in paragraphs (a) through (g) of this Section 5.05;

(i) sell, transfer, assign, farm-out, mortgage, encumber or otherwise dispose of any properties or assets for cash consideration in excess of Twenty Million Dollars ($20,000,000) in the aggregate;

(j) except in the ordinary course of business and consistent with past practices, enter into, renew, extend, materially amend or terminate any material contract;

(k) change its methods of accounting (other than Tax accounting, which shall be governed by clause (l) below), except in accordance with changes in GAAP as concurred in by the Company’s independent auditors;

(l) except (i) to the extent required or appropriate to conform to changes in applicable Tax Law, regulatory accounting requirements or GAAP or (ii) in the ordinary course of business consistent with past practice, enter into any closing agreement with respect to material Taxes, settle or compromise any material liability for Taxes, make, revoke or change any material Tax election, agree to any adjustment of any material Tax attribute, file or surrender any claim for a material refund of Taxes, execute or consent to any waiver extending the statutory period of limitations with respect to the collection or assessment of material Taxes, file any material amended Tax Return or obtain any material Tax ruling, change any annual Tax accounting period, adopt or change any method of Tax accounting, or enter into any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement or closing agreement relating to any material Tax, if any such action individually or in the aggregate would reasonably be expected to involve an amount of Taxes in excess of Five Million Dollars ($5,000,000); or

(m) enter into any new, or amend or otherwise alter any Affiliate Transaction or transaction that would be an Affiliate Transaction if such transaction occurred prior to the date hereof.

Section 5.06. Commercially Reasonable Efforts.

(a) Subject to the terms and conditions of this Agreement (including Section 5.03), each of the parties hereto shall cooperate and use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate the Transactions, including (i) preparing and filing as promptly as practicable with any Governmental Authority or other third party all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents, (ii) obtaining and maintaining all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any Governmental Authority or other third party that are necessary, proper or advisable to consummate the transactions contemplated hereby, (iii) executing and delivering the Registration Rights Agreement, the Stockholder Agreement and all other documents required to be executed and delivered at Closing and (iv) vigorously defending or contesting any litigation or administrative proceeding, and seeking to have vacated, lifted, reversed or overturned any order, decree, injunction or ruling (whether temporary, preliminary or permanent) that is in effect, and that seeks to or would prohibit, prevent, enjoin or materially restrain or delay the consummation of any of the transactions contemplated hereby.  In furtherance and not in limitation of the foregoing, the Company and Purchaser shall, if required under applicable Law in order to consummate the Transactions each (A) make an appropriate filing of a Notification and Report Form pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) as promptly as practicable, and in any event within ten Business Days of the date hereof, (B) supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and in any event, “substantially comply” and certify substantial compliance with any request for additional information (also known as a “second request”) issued pursuant to the HSR Act, and (C) take all other commercially reasonable actions necessary to cause the expiration or termination of the applicable waiting period under the HSR Act as soon as practicable.

(b) Each of Freeport, Purchaser and the Company shall (i) promptly notify the other of any communication concerning this Agreement or the transactions contemplated hereby to that Party or its Affiliates from any Governmental Authority and permit the other to review in advance any proposed communication concerning this Agreement, or the transactions contemplated hereby to any Governmental Authority; (ii) not participate or agree to participate in any meeting or discussion with any Governmental Authority in respect of any filing, investigation or other inquiry concerning this Agreement, or the transactions contemplated hereby unless it consults with the other in advance and, to the extent permitted by such Governmental Authority, gives the other Party the opportunity to attend and participate in such meeting or discussion; and (iii) furnish the other Party with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between it and its Affiliates and representatives on the one hand, and any Governmental Authority or members of any such authority’s staff on the other hand, with respect to this Agreement and the transactions contemplated hereby.

(c) Each Party agrees that, from and after the date hereof and prior to the Closing Date, and except as may be agreed in writing by the other Party or as may be permitted pursuant to this Agreement, it shall not, and shall not permit any of its Subsidiaries to agree, in writing or otherwise, to take any action which could reasonably be expected to delay the consummation of the transactions contemplated hereby or result in the failure to satisfy any condition to consummation of the transactions contemplated hereby.

Section 5.07. Reservation of Shares.  The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of issuing and selling shares of Common Stock upon conversion of the Securities; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to permit the conversion in full of the Securities, the Company shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.  All shares of Common Stock issued and sold upon conversion of the Securities shall be validly issued, fully paid, nonassessable and free and clear of any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), restriction or other security interest of any kind or nature whatsoever, other than the transfer restrictions explicitly set forth in the Stockholder Agreement.

Section 5.08. Exchange Listing.  The Company shall promptly use its reasonable best efforts to cause the shares of Common Stock reserved for issuance pursuant to the conversion of the Securities to be approved for listing on the New York Stock Exchange or such other exchange on which the Common Stock is then listed or quoted, subject to official notice of issuance, prior to the Closing.

Section 5.09. Certificate of Designations.  Prior to the Closing, the Company shall duly file with the Secretary of State of the State of Delaware the Certificate of Designations in accordance with all applicable provisions of Law and the organizational documents of the Company.

Section 5.10. Further Assurances.  After Closing, the Company, Freeport and Purchaser each agrees to take such further actions and to execute, acknowledge and deliver all such further documents as are reasonably requested by the other Party for carrying out the purposes of this Agreement or of any document delivered pursuant to this Agreement.

ARTICLE VI

CLOSING CONDITIONS

Section 6.01. Conditions of Each Party to Closing.  The respective obligations of each of the Company, Freeport and Purchaser to consummate the transactions contemplated by this Agreement are subject, at the option of each such Party, to the satisfaction or waiver (if permitted by applicable Law), at or prior to the Closing Date, of each of the following conditions:

(a) Required Approvals.  The approvals and consents described in Section 3.07 shall have been obtained.

(b) HSR Approval.  The waiting period (and any extension thereof) applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated.

(c) No Order.  No Governmental Authority or court of competent jurisdiction shall have promulgated, enacted or issued any statute, rule, regulation, order, decree, injunction or ruling (whether temporary, preliminary or permanent) which remains in effect and prohibits, prevents or otherwise enjoins the consummation of the transactions contemplated by this Agreement.

(d) PXP Transaction.  All conditions to the closing of the PXP Transaction shall have been satisfied or waived (subject to Section 5.05(g)), and the PXP Transaction is expected to occur concurrently with the Closing.

Section 6.02. Conditions of the Company to Closing.  The obligations of the Company to proceed to consummate the transactions contemplated by this Agreement are subject, at the option of the Company, to the satisfaction or waiver (if permitted by applicable Law), at or prior to the Closing Date, of each of the following conditions:

(a) Representations.  The representations and warranties of Freeport and Purchaser set forth in Sections 4.02, 4.03, 4.04 and 4.09 shall be true and correct in all respects at and as of the Closing Date as though made on or as of the Closing Date.  The other representations and warranties of Freeport and Purchaser set forth in Article IV shall be true and correct (without giving effect to any qualifications or limitations as to “materiality” included therein) as of the date of this Agreement and at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which as of such earlier date), except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, a material adverse effect on the ability of Freeport and Purchaser to consummate the Transactions.

(b) Performance.  Each of Freeport and Purchaser shall have performed and observed, in all material respects, all covenants and agreements to be performed or observed by it under this Agreement prior to or on the Closing Date.

(c) Closing Certificate.  On the Closing Date, each of Freeport and Purchaser shall have delivered or caused to be delivered a certificate duly executed by an authorized corporate officer of Freeport and Purchaser, dated as of the Closing, certifying on behalf of Freeport and Purchaser, respectively that the conditions set forth in Sections 6.02(a) and 6.02(b) have been fulfilled.

(d) Stockholder Agreement.   Each of Purchaser and Freeport shall have duly executed and delivered to the Company the Stockholder Agreement.

Section 6.03. Conditions of Purchaser to Closing.  The obligations of Purchaser to consummate the transactions contemplated by this Agreement are subject, at the option of Purchaser, to the satisfaction or waiver (if permitted by applicable Law), at or prior to the Closing Date, of each of the following conditions:

(a) Representations.  The representations and warranties of the Company set forth in Sections 3.02, 3.03, 3.04 and 3.14 shall be true and correct in all respects at and as of the Closing Date as though made on or as of the Closing Date.  The other representations and warranties of the Company set forth in Article III (i) that are qualified as to materiality or Company Material Adverse Effect shall be true and correct as so qualified at and as of the date hereof and the Closing Date, except to the extent such representations and warranties expressly relate to a specified date (in which case only at and as of such specified date) and (ii) that are not qualified as to materiality or Company Material Adverse Effect shall be true and correct in all respects at and as of the date hereof and the Closing Date, except to the extent such representations and warranties expressly relate to a specified date (in which case only at and as of such specified date), except for such breaches of representations and inaccuracies in warranties in this clause (ii) that have not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Performance.  The Company shall have performed and observed, in all material respects, all covenants and agreements to be performed or observed by it under this Agreement prior to or on the Closing Date.

(c) No Company Material Adverse Effect.  There shall not have occurred a Company Material Adverse Effect.

(d) Closing Certificate.  On the Closing Date, the Company shall have delivered or caused to be delivered a certificate duly executed by an authorized corporate officer of the Company, dated as of the Closing, certifying on behalf of the Company that the conditions set forth in Sections 6.01(a), 6.03(a) and 6.03(b) have been fulfilled.

(e) Registration Rights Agreement.  The Company shall have duly executed and delivered to Purchaser the Registration Rights Agreement.

(f) Stockholder Agreement.  The Company shall have duly executed and delivered to Purchaser the Stockholder Agreement.

(g) Listing.  The shares of Common Stock issuable upon conversion of the Securities shall have been duly authorized for listing, subject to official notice of issuance, on the New York Stock Exchange or such other exchange on which the Common Stock is then listed or quoted.

ARTICLE VII

TERMINATION

Section 7.01. Right to Terminate.  Notwithstanding anything to the contrary set forth in this Agreement, this Agreement may be terminated and the transactions contemplated herein abandoned at any time prior to the Closing:

(a) by mutual written consent of the Company and Purchaser; or

(b) by the Company or Purchaser, if:

(i) the Closing shall not have been consummated on or before February 28, 2011 (the “Outside Date”); provided, however, that neither the Company, on the one hand, nor Purchaser, on the other hand, shall be entitled to terminate this Agreement under this Section 7.01(b)(i) if such Party’s breach of any provision of this Agreement shall have been the cause of, or otherwise resulted in, the failure of the Closing to occur on or before the Outside Date; or

(ii)  a court of competent jurisdiction or other Governmental Authority shall have issued a final, non-appealable order, decree or ruling permanently restraining, enjoining or otherwise prohibiting the Transactions; provided, that the Party seeking to terminate this Agreement pursuant to this Section 7.01(b)(ii) shall have complied in all material respects with its obligations in Section 5.06; or

(iii) the issuance of the Securities or the PXP Transaction shall not have been approved by the Company’s stockholders by reason of the failure to obtain the requisite Required Company Approvals at the Company Stockholders Meeting; provided, however, that the right to terminate this Agreement under this Section 7.01(b)(iii) shall not be available to the Company where the failure to obtain the Required Company Approvals shall have been caused by the action or failure to act of the Company and such action or failure to act constitutes a breach by the Company of this Agreement; or

(c) by Purchaser, if the Company shall have materially breached any of its representations or warranties in this Agreement or materially failed to perform any of its covenants in this Agreement such that the conditions set forth in Sections 6.03(a) or 6.03(b) are not capable of being satisfied, and such breach or failure to perform shall not have been cured or waived prior to the earlier of (A) 30 days following notice of such breach or failure to Purchaser and (B) the Outside Date; provided, that Purchaser shall not have the right to terminate this Agreement pursuant to this Section 7.01(c) if Purchaser is then in material breach of any of its representations or warranties in this Agreement or has failed to perform in any material respect any of its covenants in this Agreement; or

(d) by the Company, if Purchaser shall have materially breached any of its representations or warranties in this Agreement or materially failed to perform any of its covenants in this Agreement such that the conditions set forth in Sections 6.02(a) or 6.02(b) are not capable of being satisfied, and such breach or failure to perform has not been cured or waived prior to the earlier of (A) 30 days following notice of such breach or failure to Purchaser and (B) the Outside Date; provided, that the Company shall have no right to terminate this Agreement pursuant to this Section 7.01(d) if the Company is then in material breach of any of its representations or warranties in this Agreement or has failed to perform in any material respect any of its covenants in this Agreement; or

(e) by Purchaser prior to the Company Stockholders Meeting, if the Board of Directors of the Company or any committee thereof shall (i) fail to include in the Proxy Statement its recommendation that the stockholders of the Company vote in favor of the issuance of the Securities and the PXP Transaction or (ii) effect a Company Adverse Recommendation Change.

Section 7.02. Effect of Termination.  In the event that the Closing Date does not occur as a result of any Party hereto exercising its rights to terminate this Agreement pursuant to this Article VII, then this Agreement shall be null and void and, except as otherwise expressly provided herein, no Party shall have any rights or obligations under this Agreement, except that nothing herein shall relieve any Party from liability for any wrongful failure or refusal to perform or observe in any material respect any agreement or covenant contained herein.  In the event the termination of this Agreement results from the wrongful failure or refusal of any Party to perform in any material respect any agreement or covenant herein, then the other Party shall be entitled to all remedies available at law or in equity and shall be entitled to recover court costs and reasonable attorneys’ fees in addition to any other relief to which such Party may be entitled.  In the event that a Party wrongfully terminates or repudiates this Agreement or wrongfully fails to consummate the transactions contemplated hereby, the remedies available to the other Party in equity shall include specific performance as set forth in Section 9.12 of this Agreement and such other remedies as may be available to the other Party at Law.

Section 7.03. Fees and Expenses.  Except as otherwise specifically provided herein, each Party hereto is responsible for all costs and expenses incurred by it in connection with this Agreement, whether or not the transactions contemplated hereby are consummated, except that each of the Company and Purchaser shall pay half of the filing fees for the Notification and Report Form pursuant to the HSR Act.  In the event that this Agreement is terminated (a) by any Party pursuant to Section 7.01(b)(iii); (b) by Purchaser, pursuant to Section 7.01(c); or (c) by Purchaser, pursuant to Section 7.01(e), then the Company shall promptly reimburse Purchaser for all out-of-pocket expenses reasonably incurred by Freeport and Purchaser or on either of their behalf in connection with their due diligence of the Company, the negotiation, preparation, execution, delivery and performance of this Agreement and the other documents to be delivered in connection with this Agreement, and the undertaking, structuring and consummation of the Transactions (including, without limitation, in connection with obtaining the consents, approvals, authorizations of or delivering any notices or filings in connection therewith to, Governmental Authorities necessary in connection with the execution, delivery and performance of this Agreement, the other documents to be delivered in connection with this Agreement, or the transactions contemplated hereby or thereby), including, without limitation, fees and expenses of legal, accounting and financial advisors.  In the event that this Agreement is terminated by the Company pursuant to Section 7.01(d), then Purchaser shall promptly reimburse the Company for all out-of-pocket expenses reasonably incurred by the Company or on its behalf in connection with its due diligence, the negotiation, preparation, execution, delivery and performance of this Agreement and the other documents to be delivered in connection with this Agreement, and the undertaking, structuring and consummation of the Transactions (including, without limitation, in connection with obtaining the consents, approvals, authorizations of or delivering any notices or filings in connection therewith to, Governmental Authorities necessary in connection with the execution, delivery and performance of this Agreement, the other documents to be delivered in connection with this Agreement, or the transactions contemplated hereby or thereby), including, without limitation, fees and expenses of legal, accounting and financial advisors.  Notwithstanding anything to the contrary in this Section 7.03, no Party shall be obligated to pay in the aggregate fees and expenses incurred by or on behalf of another Party in excess of $5,000,000.

Section 7.04. Amendment.  This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors (including, with respect to the Board of Directors of the Company, the approval of a committee of the Board of Directors of the Company consisting solely of Independent Directors) at any time prior to the Closing Date whether before or after the Required Company Approvals are obtained; provided, however, that after the Required Company Approvals are obtained, no amendment may be made that by Law, requires further approval by stockholders unless such further approval is first obtained.  This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

Section 7.05. Waiver.  At any time prior to the Closing Date, any Party hereto may, to the extent permitted by applicable Law, (a) extend the time for the performance of any obligation or other act of any other Party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement or condition contained herein.  Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the Party or Parties to be bound thereby.

ARTICLE VIII

INDEMNIFICATION

Section 8.01. Indemnification.

(a) From and after Closing, Purchaser shall indemnify, defend and hold harmless the Company from and against all Damages incurred or suffered by the Company:

(i) caused by or arising out of or resulting from Freeport’s or Purchaser’s breach of any of Freeport’s or Purchaser’s covenants or agreements contained in Article V; or

(ii) caused by or arising out of or resulting from any breach of any representation or warranty made by Freeport or Purchaser contained in Article IV of this Agreement or in the certificate delivered by Freeport and Purchaser at Closing pursuant to Section 6.02(c);

even if such Damages are caused in whole or in part by the negligence (whether sole, joint, or concurrent), strict liability, or other legal fault of any Indemnified Person, but excepting in each case Damages against which the Company would be required to indemnify Freeport or Purchaser under Section 8.01(b) at the time the claim notice is presented by the Company.

(b) From and after Closing, the Company shall indemnify, defend and hold harmless Freeport and Purchaser against and from all Damages incurred or suffered by Freeport or Purchaser:

(i) caused by or arising out of or resulting from the Company’s breach of any of the Company’s covenants or agreements contained in Article V; or

(ii) caused by or arising out of or resulting from any breach of any representation or warranty made by the Company contained in Article III of this Agreement, or in the certificate delivered by the Company at Closing pursuant to Section 6.03(e), even if such Damages are caused in whole or in part by the negligence (whether sole, joint, or concurrent), strict liability, or other legal fault of any Indemnified Person, but excepting in each case Damages against which Purchaser would be required to indemnify the Company under Section 8.01(a) at the time the claim notice is presented by Freeport or Purchaser.

(c) Notwithstanding anything to the contrary contained in this Agreement, from and after Closing this Section 8.01 contains the Parties’ exclusive remedy against each other with respect to breaches of the representations, warranties, covenants and agreements of the Parties contained in Articles III, IV and V and the affirmations of such representations, warranties, covenants and agreements contained in the certificate delivered by each Party at Closing pursuant to Sections 6.02(c) or 6.03(e), as applicable.

(d) “Damages” for purposes of this Article VIII, means the amount of any actual liability, loss, cost, expense, claim, award, or judgment incurred or suffered by any Indemnified Person arising out of or resulting from the indemnified matter, whether attributable to personal injury or death, property damage, contract claims, torts or otherwise including reasonable fees and expenses of attorneys, consultants, accountants, or other agents and experts reasonably incident to matters indemnified against, and the costs of investigation and/or monitoring of such matters, and the costs of enforcement of the indemnity; provided, however, that Freeport, Purchaser and the Company shall not be entitled to indemnification under this Section 8.01 for, and Damages shall not include (i) loss of profits or other consequential damages suffered by the Party claiming indemnification, or any punitive damages, or (ii) any liability, loss, cost, expense, claim, award, or judgment to the extent resulting from or increased by the actions or omissions of any Indemnified Person after the Closing Date.

Section 8.02. Indemnification Actions.  All claims for indemnification under Section 8.01 shall be asserted and resolved as follows:

(a) For purposes of this Article VIII, the term “Indemnifying Person” when used in connection with particular Damages shall mean the Person having an obligation to indemnify another Person or Persons with respect to such Damages pursuant to this Article VIII, and the term “Indemnified Person” when used in connection with particular Damages shall mean a Person having the right to be indemnified with respect to such Damages pursuant to this Article VIII.

(b) To make a claim for indemnification under Section 8.01, an Indemnified Person shall notify the Indemnifying Person of its claim, including the specific details of and specific basis under this Agreement for its claim (the “Claim Notice”).  In the event that the claim for indemnification is based upon a claim by a third Person against the Indemnified Person (a “Claim”), the Indemnified Person shall provide its Claim Notice promptly after the Indemnified Person has actual knowledge of the Claim and shall enclose a copy of all papers (if any) served with respect to the Claim; provided, that the failure of any Indemnified Person to give notice of a Claim as provided in this Section 8.02 shall not relieve the Indemnifying Person of its obligations under Section 8.01 except to the extent such failure results in insufficient time being available to permit the Indemnifying Person to effectively defend against the Claim or otherwise materially prejudices the Indemnifying Person’s ability to defend against the Claim.  In the event that the claim for indemnification is based upon an inaccuracy or breach of a representation, warranty, covenant or agreement, the Claim Notice shall specify the representation, warranty, covenant or agreement that was inaccurate or breached.

(c) In the case of a claim for indemnification based upon a Claim, the Indemnifying Person shall have thirty (30) days from its receipt of the Claim Notice to notify the Indemnified Person whether it admits or denies its liability to defend the Indemnified Person against such Claim under this Article VIII.  If the Indemnifying Person does not notify the Indemnified Person within such thirty day period regarding whether the Indemnifying Person admits or denies its liability to defend the Indemnified Person, the Damages for which the Indemnified Person is seeking indemnity shall be conclusively deemed a liability of the Indemnifying Person hereunder.  The Indemnified Person is authorized, prior to and during such thirty day period, to file any motion, answer or other pleading that it shall deem necessary or appropriate to protect its interests or those of the Indemnifying Person and that is not prejudicial to the Indemnifying Person.

(d) If the Indemnifying Person admits its liability to indemnify the Indemnified Person, it shall have the right and obligation to diligently defend, at its sole cost and expense, the Claim.  The Indemnifying Person shall have full control of such defense and proceedings, including any compromise or settlement thereof.  If requested by the Indemnifying Person, the Indemnified Person agrees to cooperate in contesting any Claim, which the Indemnifying Person elects to contest (provided, however, that the Indemnified Person shall not be required to bring any counterclaim or cross-complaint against any Person).  The Indemnified Person may participate in, but not control, any defense or settlement of any Claim controlled by the Indemnifying Person pursuant to this Section 8.02(d).  An Indemnifying Person shall not, without the written consent of the Indemnified Person, settle any Claim or consent to the entry of any judgment with respect thereto that (i) does not include, in the case of a settlement, an unconditional written release of the Indemnified Person from all liability in respect of such Claim or (ii) may materially and adversely affect the Indemnified Person (other than as a result of money damages covered by the indemnity).

(e) If the Indemnifying Person does not admit its liability to indemnify the Indemnified Person or admits its liability, but fails to diligently defend or settle the Claim, then the Indemnified Person shall have the right to defend against the Claim (at the sole cost and expense of the Indemnifying Person, if the Indemnified Person is entitled to indemnification hereunder), with counsel of the Indemnified Person’s choosing, subject to the right of the Indemnifying Person to admit its liability to indemnify the Indemnified Person and assume the defense of the Claim at any time prior to settlement or final determination thereof.  If the Indemnifying Person has not yet admitted its liability to indemnify the Indemnified Person, the Indemnified Person shall send written notice to the Indemnifying Person of any proposed settlement and the Indemnifying Person shall have the option for ten days following receipt of such notice to (i) admit in writing its liability for indemnification with respect to such Claim and (ii) if liability is so admitted, reject the proposed settlement.

(f) In the case of a claim for indemnification not based upon a Claim, the Indemnifying Person shall have thirty days from its receipt of the Claim Notice to (i) cure the Damages complained of, (ii) admit its liability for such Damages, or (iii) dispute the claim for such Damages.  If the Indemnifying Person does not notify the Indemnified Person within such thirty day period that it has cured the Damages or that it disputes the claim for such Damages, the amount of such Damages shall conclusively be deemed a liability of the Indemnifying Person hereunder.

Section 8.03. Limitations.

(a) The representations and warranties of the Parties in Articles III and IV, and the corresponding representations and warranties given in the certificates delivered at the Closing pursuant to Sections 6.02(c) and 6.03(e), as applicable, shall survive the Closing for a period of six months, except that (i) the representations and warranties of the Company contained in Section 3.09 (Taxes) shall survive the Closing until thirty (30) days following the expiration of the statute of limitations applicable to the underlying matter giving rise to any breach of any such representation or warranty and (ii) the representations and warranties of the Parties contained in Sections 3.02 (Existence and Qualification), 3.04 (Authorization and Enforceability), 3.23 (Board Approval), 4.02 (Existence and Qualification) and 4.04 (Authorization and Enforceability) shall survive the Closing indefinitely.  The covenants in this Agreement shall survive the Closing without time limit except as may otherwise be expressly provided herein.  Representations, warranties, covenants and agreements shall be of no further force and effect after the date of their expiration; provided, that there shall be no termination of any bona fide claim asserted pursuant to this Agreement with respect to such a representation, warranty, covenant, or agreement prior to its expiration date.

(b) The indemnities in Sections 8.01(a)(ii), and 8.01(b)(ii) shall terminate as of the termination date of each respective representation or warranty that is subject to indemnification, except in each case as to matters for which a Claim Notice for indemnity has been delivered to the Indemnifying Person on or before such termination date.  Except as set forth in the preceding sentence, the indemnities in Sections 8.01(a)(ii), and 8.01(b)(ii) shall continue without time limit.

(c) Notwithstanding anything to the contrary in this Agreement, for purposes of determining whether a representation or warranty has been breached for purposes of this Article VIII, each representation and warranty set forth in Article III and Article IV, shall be read without regard to and without giving effect to any “material,” “materiality,” or Company Material Adverse Effect, or similar qualifications, that may be contained in any such representation or warranty.

(d) The Company shall not have any liability for any Damages under Section 8.01(b)(ii) that are individually less than Twenty Five Thousand Dollars ($25,000).  The Company shall not have any liability for Damages under Section 8.01(b)(ii) which are individually in excess of Twenty Five Thousand Dollars ($25,000) until the liability for all such Damages exceeds Twenty-Five Million Dollars ($25,000,000) and then only for the amount in excess of Twenty-Five Million Dollars ($25,000,000).  The Company shall not have any liability for any Damages under Section 8.01(b)(ii) in excess of Two Hundred Million Dollars ($200,000,000) in the aggregate.

(e) Purchaser shall not have any liability for any Damages arising under Section 8.01(a)(ii) that are individually less than Twenty Five Thousand Dollars ($25,000).  Purchaser shall not have any liability for Damages under Section 8.01(a)(ii) which are individually in excess of Twenty Five Thousand Dollars ($25,000) until the liability for all such Damages exceeds Twenty-Five Million Dollars ($25,000,000) and then only for the amount in excess of Twenty-Five Million Dollars ($25,000,000).  Purchaser shall not have any liability for any Damages under Section 8.01(a)(ii) in excess of Two Hundred Million Dollars ($200,000,000) in the aggregate.  Notwithstanding anything to the contrary in this Section 8.03(e) to the contrary, the limits on the liability of Purchaser for Damages set forth in this Section 8.03(e) shall not apply to the obligation to pay the Purchase Price.

(f) Neither Freeport nor Purchaser is aware of any facts or circumstances that would serve as the basis for a claim by Purchaser against the Company based upon a breach of any of the representations and warranties of the Company contained in this Agreement or breach of any of the Company’s covenants or agreements to be performed at or prior to Closing.  Freeport and Purchaser shall be deemed to have waived in full any breach of any of the Company’s representations and warranties and any such covenants and agreements of which Freeport or Purchaser has such awareness prior to the Closing.

(g) The Company is not aware of any facts or circumstances that would serve as the basis for a claim by the Company against Freeport or Purchaser based upon a breach of any of the representations and warranties of Freeport or Purchaser contained in this Agreement or breach of any of Freeport’s or Purchaser’s covenants or agreements to be performed at or prior to Closing.  The Company shall be deemed to have waived in full any breach of any of Freeport’s and Purchaser’s representations and warranties and any such covenants and agreements of which the Company has such awareness prior to the Closing.

(h) The amount of any Damages for which an Indemnified Person is entitled to indemnity under this Article VIII shall be reduced by (i) the amount of insurance proceeds realized by the Indemnified Person or its Affiliates with respect to such Damages (net of any collection costs, and excluding the proceeds of any insurance policy issued or underwritten by the Indemnified Person or its Affiliates) and (ii) any Tax Benefit inuring to the Indemnified Person on account of such Loss.  For purposes hereof, “Tax Benefit” means any refund of Taxes to be paid or reduction in the amount of Taxes which otherwise would be owed by the Indemnified Person, in each case computed at the highest marginal tax rates applicable to the recipient of such benefit.

(i) For Tax purposes, the parties agree that all indemnification payments made hereunder constitute adjustments to the Purchase Price and shall report any payments as such on their Tax Returns, unless otherwise required by applicable law.

ARTICLE IX

MISCELLANEOUS

Section 9.01. Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement.  Facsimiles of signatures or signatures delivered in portable document format (.pdf) will be deemed to be originals.

Section 9.02. Notices.  All notices that are required or may be given pursuant to this Agreement shall be sufficient in all respects if given in writing.  Any such notice shall be deemed given (a) when made, if made by hand delivery, and upon confirmation of receipt, if made by facsimile, (b) one Business Day after being deposited with a next-day courier, postage prepaid, or (c) three Business Days after being sent certified or registered mail, return receipt requested, postage prepaid, in each case addressed as follows:

If to the Company, to:

McMoRan Exploration Co.

1615 Poydras Street
New Orleans, Louisiana  70112
Fax: (504) 585-3513
Attention: General Counsel

With a copy to (which copy shall not constitute notice):

Andrews Kurth LLP
600 Travis Street, Suite 4200
Houston, Texas  77002
Fax: (713) 238-7130
Attention:         Michael O’Leary

If to Purchaser or Freeport:

Freeport-McMoRan Copper & Gold Inc.
333 North Central Avenue
Phoenix, Arizona  85004
Fax: (602) 366-7691
Attention: General Counsel

With a copy to (which copy shall not constitute notice):

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York  10019
Fax:   (212) 403-2000
Attention:        Edward D. Herlihy
David E. Shapiro

Any Party may change its address for notice by notice to the other in the manner set forth above.  All notices shall be deemed to have been duly given at the time of receipt by the Party to which such notice is addressed.

Section 9.03. Governing Law.  This Agreement and all matters pertaining hereto, including matters of performance, non-performance, breach, remedies, procedures, rights, duties, and interpretation or construction hereof, shall be governed and construed in accordance with the Laws of the State of Delaware, United States of America without regard to principles of conflicts of laws that would direct the application of the Laws of another jurisdiction.  Any action referred to in this Section 9.03 shall be brought in the federal or state courts located in the City of Wilmington, Delaware.  The Parties hereto hereby (a) irrevocably consent to the personal jurisdiction and venue of such courts, and (b) waive any claim (by way of motion, as a defense or otherwise) of improper venue, that such parties are not subject personally to the jurisdiction of such courts, that such courts are an inconvenient forum or that this Agreement or the subject matter may not be enforced in or by such courts.

Section 9.04. Waiver of Jury Trial.  THE PARTIES HEREBY ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED BY AND HAVE CONSULTED WITH

COUNSEL OF THEIR CHOICE, AND HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTION DOCUMENTS, ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 9.05. Captions; Headings.  The captions and headings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

Section 9.06. Waivers.  Any failure by any Party to comply with any of its obligations, agreements or conditions herein contained may be waived by the Party to whom such compliance is owed by an instrument signed by the Party to whom compliance is owed and expressly identified as a waiver but not in any other manner.  No waiver of, or consent to a change in, any of the provisions of this Agreement shall be deemed or shall constitute a waiver of, or consent to a change in, other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

Section 9.07. Assignment.  No Party shall assign or otherwise transfer all or any part of this Agreement, nor shall any Party delegate any of its rights or duties hereunder, without the prior written consent of the other Party and any transfer or delegation made without such consent shall be void.  Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.

Section 9.08. Entire Agreement.  This Agreement, the Registration Rights Agreement, the Stockholder Agreement, that certain letter agreement, dated as of the date hereof, between Freeport and Purchaser, and of which the Company is expressly made a third party beneficiary, and the documents to be executed hereunder or contemplated hereby and the Exhibits and Schedules attached hereto constitute the entire agreement between the Parties pertaining to the subject matter hereof, and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties pertaining to the subject matter hereof.

Section 9.09. No Third Person Beneficiaries.  Nothing in this Agreement shall entitle any Person other than Purchaser, Freeport or the Company to any claim, cause of action, remedy or right of any kind.

Section 9.10. References; Schedules.

(a) References to any gender includes a reference to all other genders;

(b) References to the singular includes the plural, and vice versa;

(c) Reference to any Article or Section means an Article or Section of this Agreement;

(d) Reference to any Exhibit or Schedule means an Exhibit or Schedule to this Agreement, all of which are incorporated into and made a part of this Agreement;

(e) Unless expressly provided to the contrary, “hereunder”, “hereof’, “herein” and words of similar import are references to this Agreement as a whole and not any particular Section or other provision of this Agreement; and

(f) “Include” and “including” mean including, without limitation.

(g) The “knowledge” of a Party means the actual knowledge of the executive officers of such Party after due inquiry.

(h) Inclusion of a matter on a Schedule attached hereto with respect to a representation or warranty that addresses matters having a Company Material Adverse Effect shall not be deemed an indication that such matter does, or may, have a Company Material Adverse Effect.  Matters may be disclosed on a Schedule for purposes of information only.  Information disclosed in any Schedule shall also constitute a disclosure for purposes of all other Schedules notwithstanding the lack of specific cross-references thereto, but only to the extent the applicability of such disclosure to such other Schedule is reasonably apparent on the face of such disclosure.

Section 9.11. Construction.  Purchaser is capable of making such investigation, inspection, review and evaluation of the Securities as a prudent purchaser would deem appropriate under the circumstances.  Each of the Company, Freeport and Purchaser has had the opportunity to exercise business discretion in relation to the negotiation of the details of the transaction contemplated hereby.  This Agreement is the result of arm’s-length negotiations from equal bargaining positions.  Each Party has been represented by its own counsel in connection with the negotiation and preparation of this Agreement and, consequently, each Party hereby waives the application of any rule of Law that would otherwise be applicable in connection with the interpretation of this Agreement, including but not limited to any rule of Law to the effect that any provision of this Agreement will be interpreted or construed against the Party whose counsel drafted that provision.

Section 9.12. Specific Performance.  The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached.  Each Party agrees that, in the event of any breach or threatened breach by any other Party of any covenant or obligation contained in this Agreement, the non-breaching Party shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach.  Each Party further agrees that no other Party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9.12, and each Party hereto irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.  Each Party further agrees that it shall not object to the granting of an order of specific performance, an injunction or other equitable relief on the basis that there exists an adequate remedy at law.

Section 9.13. Severability. Any term or provision of this Agreement which is determined by a court of competent jurisdiction to be invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction, and if any provision of this Agreement is determined to be so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable, in all cases so long as neither the economic nor legal substance of the transactions contemplated hereby is affected in any manner adverse to any Party or its equityholders.  Upon any such determination, the Parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the Parties as closely as possible and to the end that the transactions contemplated hereby shall be fulfilled to the maximum extent possible.

IN WITNESS WHEREOF, this Agreement has been signed by each of the Parties as of the date first above written.

McMoRan EXPLORATION CO.

/s/ Kathleen L. Quirk

By:          Kathleen L. Quirk
Title:       Senior Vice President & Treasurer

FREEPORT-McMoRan PREFERRED LLC

By: FREEPORT-McMoRan Copper & Gold Inc., sole member

/s/ Richard C. Adkerson

By:          Richard C. Adkerson
Title:       President & Chief Executive Officer

FREEPORT-McMoRan Copper & Gold Inc.

/s/ Richard C. Adkerson

By:          Richard C. Adkerson
Title:       President & Chief Executive Officer

EXHIBIT A

FORM OF CERTIFICATE OF DESIGNATIONS OF

5.75% CONVERTIBLE PERPETUAL PREFERRED STOCK

of

MCMORAN EXPLORATION CO.

Pursuant to Section 151 of the General Corporation Law

of the State of Delaware

The undersigned, Kathleen L. Quirk, Senior Vice President and Treasurer of McMoRan Exploration Co., a Delaware corporation (hereinafter called the “Corporation”), does hereby certify that the Board of Directors of the Corporation (the “Board of Directors”), pursuant to the provisions of Sections 103 and 151 of the General Corporation Law of the State of Delaware, hereby makes this Certificate of Designations (this “Certificate”) and hereby states and certifies that pursuant to the authority expressly vested in the Board of Directors by the Amended and Restated Certificate of Incorporation of the Corporation (as such may be amended, modified or restated from time to time, the “Amended and Restated Certificate of Incorporation”), the Board of Directors duly adopted the following resolutions:

RESOLVED, that, pursuant to Article 4 of the Amended and Restated Certificate of Incorporation (which authorizes 50,000,000 shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”)), and the authority conferred on the Board of Directors, the Board of Directors hereby fixes the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of a series of Preferred Stock.

RESOLVED, that each share of such series of the Preferred Stock shall rank equally in all respects and shall be subject to the following provisions:

1. Number and Designation.  500,000 shares of the Preferred Stock of the Corporation shall be designated as 5.75% Convertible Perpetual Preferred Stock (the “Convertible  Perpetual Preferred Stock”).

2. Certain Definitions.  As used in this Certificate, the following terms shall have the meanings defined in this Section 2.  Any capitalized term not otherwise defined herein shall have the meaning set forth in the Amended and Restated Certificate of Incorporation, unless the context otherwise requires:

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person.  For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Members” shall have the meaning assigned to it in Section 15(a) hereof.

“Board of Directors” shall have the meaning assigned to it in the preamble to this Certificate and shall include any duly authorized committee of the Board of Directors.

“Business Day” means any day other than a Saturday, Sunday or a day on which state or U.S. federally chartered banking institutions in New York, New York are not required to be open.

“Capital Stock” of any Person means any and all shares, interests, participations or other equivalents however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.

“Certificate” means this Certificate of Designations.

“Closing Sale Price” of the shares of Common Stock or other Capital Stock or similar equity interests on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the principal United States securities exchange on which shares of Common Stock or such other Capital Stock or similar equity interests are traded or, if the shares of Common Stock or such other Capital Stock or similar equity interests are not listed on a United States national or regional securities exchange, the “Closing Sale Price” will be the last quoted bid price for the Corporation’s Common Stock or other Capital Stock or similar equity interests in the over-the-counter market on the relevant date as reported by Pink OTC Markets Inc. or similar organization.  If the Corporation’s Common Stock or other Capital Stock or similar equity interests are not so quoted, the “Closing Sale Price” will be the average of the mid-point of the last bid and ask prices for such Common Stock or other Capital Stock or similar equity interests on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Corporation for this purpose.  The Closing Sale Price shall be determined without reference to any extended or after-hours trading.

“Common Stock” means any stock of any class of the Corporation that has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and that is not subject to redemption by the Corporation.  Subject to the provisions of Section 10, however, shares issuable on conversion of the Convertible Perpetual Preferred Stock shall include only shares of the class designated as common stock of the Corporation at the date of this Certificate (namely, the Common Stock, par value $0.01 per share) or shares of any class or classes resulting from any reclassification or reclassifications thereof and that have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the

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Corporation and which are not subject to redemption by the Corporation; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion shall be substantially in the proportion that the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Conversion Agent” shall have the meaning assigned to it in Section 17(a) hereof.

“Conversion Date” shall have the meaning assigned to it in Section 7(b) hereof.

“Conversion Price” per share of Convertible Perpetual Preferred Stock means, on any date, the Liquidation Preference divided by the Conversion Rate in effect on such date.

“Conversion Rate” per share of Convertible Perpetual Preferred Stock means 62.5 shares of Common Stock, subject to adjustment pursuant to Sections 8 and 9 hereof.

“Convertible Perpetual Preferred Stock” shall have the meaning assigned to it in Section 1 hereof.

“Convertible Perpetual Preferred Stock Director” shall have the meaning assigned to it in Section 12(c) hereof.

“Corporation” shall have the meaning assigned to it in the preamble to this Certificate, and shall include any successor to such Corporation.

“Current Market Price” shall mean the average of the daily Closing Sale Prices per share of Common Stock for the ten consecutive Trading Days ending on the earlier of such date of determination and the day before the “ex-date” with respect to the issuance, distribution, subdivision or combination requiring such computation immediately prior to the date in question.  For purpose of this paragraph, the term “ex-date,” (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such issuance or distribution, and (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades, regular way, on such exchange or in such market after the time at which such subdivision or combination becomes effective.  If another issuance, distribution, subdivision or combination to which Section 9 applies occurs during the period applicable for calculating “Current Market Price” pursuant to this definition, the “Current Market Price” shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such issuance, distribution, subdivision or combination on the Closing Sale Price of the Common Stock during such period.

 “Distributed Property” shall have the meaning assigned to it in Section 9(d) hereof.

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“Dividend Payment Date” means February 15, May 15, August 15 and November 15 of each year, commencing [•]1, or if any such date is not a Business Day, on the next succeeding Business Day.

“Dividend Period” shall mean the period beginning on, and including, a Dividend Payment Date and ending on, and excluding, the next immediately succeeding Dividend Payment Date.

 “Effective Date” shall have the meaning assigned to it in Section 8(b) hereof.

“Ex-Dividend Date” shall have the meaning assigned to it in Section 9(g)(i).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Expiration Time” shall have the meaning assigned to it in Section 9(f).

“Fair Market Value” shall mean the amount which a willing buyer would pay a willing seller in an arm’s-length transaction.

“Freeport” means Freeport-McMoRan Copper & Gold Inc., a Delaware corporation.

“Fundamental Change” means the occurrence of any of the following events:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), acquires the beneficial ownership (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, through a purchase, merger or other acquisition transaction, of more than 50% of the total voting power of the Corporation’s total outstanding voting stock other than an acquisition by the Corporation, any of its Subsidiaries or any of its employee benefit plans; or

(b) the Corporation consolidates with, or merges with or into, another Person or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with or merges with or into the Corporation.

Notwithstanding the foregoing, in the case of a transaction or event described above, a Fundamental Change will not be deemed to have occurred if at least 90% of the consideration, excluding cash payments for fractional shares, in the transaction or transactions constituting the Fundamental Change consists of shares of common stock, depositary receipts or other certificates representing common equity interests, in each case, that are traded on a national securities exchange or that will be so traded when issued or exchanged in connection with a Fundamental Change (these securities being referred to as “publicly traded securities”) and as a result of this transaction or transactions the shares become convertible into such publicly traded

1 To be the first dividend payment date falling after the closing.

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securities, excluding cash payments for fractional shares (subject to the provisions set forth below under Section 7).

“Fundamental Change Period” shall have the meaning assigned to it in Section 8(a) hereof.

“Independent Directors” means members of the Board of Directors that are (a) not directors or officers of Freeport or Plains, (b) not officers, employees or consultants of, or advisers to, the Corporation, Freeport or Plains, (c) independent of Freeport and Plains within the meaning of Delaware law, as determined in good faith by the Board of Directors and (d) otherwise independent within the meaning of the then rules and regulations of The New York Stock Exchange, as determined in good faith by the Board of Directors.

“Junior Stock” shall have the meaning assigned to it in Section 3(a) hereof.

“Liquidation Preference” shall have the meaning assigned to it in Section 5(a) hereof.

“Make-Whole Conversion Rate Adjustment” shall have the meaning assigned to it in Section 8(c) hereof.

“Officer” means the Chairman of the Board, a Vice Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Controller, any Assistant Controller, the Secretary or any Assistant Secretary of the Corporation.

“Outstanding” means, when used with respect to Convertible Perpetual Preferred Stock, as of any date of determination, all shares of Convertible Perpetual Preferred Stock outstanding as of such date; provided, however, that, with respect to any Convertible Perpetual Preferred Stock that is to be redeemed, if a notice of redemption has been duly given pursuant to this Certificate and the Paying Agent irrevocably holds, in accordance with this Certificate, money sufficient to pay the Redemption Price for the shares of Convertible Perpetual Preferred Stock to be redeemed, then immediately after the Redemption Date set for such redemption, such shares of Convertible Perpetual Preferred Stock shall cease to be Outstanding; provided further that, in determining whether the holders of Convertible Perpetual Preferred Stock have given any request, demand, authorization, direction, notice, consent or waiver or taken any other action hereunder, Convertible Perpetual Preferred Stock owned by the Corporation or its Affiliates shall be deemed not to be Outstanding, except that, in determining whether the Registrar shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Convertible Perpetual Preferred Stock which the Registrar has actual knowledge of being so owned shall be deemed not to be Outstanding.

“Parity Stock” shall have the meaning assigned to it in Section 3(b) hereof.

“Paying Agent” shall have the meaning assigned to it in Section 17(a) hereof.

“Person” means an individual, firm, a corporation, body corporate, a partnership, limited partnership, joint venture, venture capital fund, a limited liability company, an association, a trust, estate, group, unincorporated association or organization or any other entity or

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organization, including a government or political subdivision or an agency or instrumentality whether or not having legal status, thereof.

“Plains” means Plains Exploration & Production Company, a Delaware corporation.

“Purchased Shares” shall have the meaning assigned to it in Section 9(f)(i) hereof.

“Record Date” means (i) with respect to the dividends payable on February 15, May 15, August 15 and November 15 of each year, February 1, May 1, August 1 and November 1 of each year, respectively, or such other record date, not more than 60 days and not less than 10 days preceding the applicable Dividend Payment Date, as shall be fixed by the Board of Directors and (ii) solely for the purpose of adjustments to the Conversion Rate pursuant to Section 9, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

“Redemption Agent” shall have the meaning assigned to it in Section 6(d) hereof.

“Redemption Date” means a date that is fixed for redemption of the Convertible Perpetual Preferred Stock by the Corporation in accordance with Section 6 hereof.

“Redemption Price” means an amount equal to the Liquidation Preference per share of Convertible Perpetual Preferred Stock being redeemed, plus an amount, without duplication, equal to all accumulated and unpaid dividends, thereon to, but excluding, the Redemption Date; provided that if the Redemption Date shall occur after a Record Date and before the related Dividend Payment Date, the Redemption Price shall be only an amount equal to the Liquidation Preference per share of Convertible Perpetual Preferred Stock being redeemed and will not include any amount in respect of dividends declared and payable on such corresponding Dividend Payment Date.

“Registrar” shall have the meaning assigned to it in Section 13 hereof.

 “Rights” shall have the meaning assigned to it in Section 11 hereof.

“Rights Plan” shall have the meaning assigned to it in Section 11 hereof.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Stock” shall have the meaning assigned to it in Section 3(c) hereof.

“Share Certificate” shall have the meaning assigned to it in Section 15(a) hereof.

“Stock Price” shall have the meaning assigned to it in Section 8(b) hereof.

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“Subsidiary” means (a) a corporation, of which more than fifty percent (50%) of the Capital Stock with voting power, under ordinary circumstances and without regard to the occurrence of any contingency, to vote in the election of, directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by the Corporation, by one or more Subsidiaries of the Corporation or by the Corporation and one or more Subsidiaries of the Corporation, (b) a partnership (whether general or limited) in which the Corporation or a Subsidiary of the Corporation is at the date of determination, a general partner of such partnership, but only if more than fifty percent (50%) of the general partner interests of such partnership are owned, directly or indirectly, at the date of determination, by the Corporation, by one or more Subsidiaries of the Corporation or by the Corporation and one or more Subsidiaries of the Corporation, or (c) any other Person (other than a corporation) in which the Corporation, a Subsidiary of the Corporation or the Corporation and one or more Subsidiaries of the Corporation, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such person.

“Trading Day” means a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Common Stock is then listed or admitted to trading or, if the Common Stock is not listed on a national or regional securities exchange, on the principal other market on which the Common Stock is then traded.

“Transfer Agent” shall have the meaning assigned to it in Section 13 hereof.

“Trigger Event” shall have the meaning assigned to it in Section 9(d) hereof.

3. Rank.  The Convertible Perpetual Preferred Stock shall, with respect to dividend rights and rights upon liquidation, winding-up or dissolution, rank:

(a) senior to the Common Stock and any other class or series of capital stock of the Corporation, the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the Convertible Perpetual Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively, the “Junior Stock”);

(b) on a parity with (i) the 6.75% mandatory convertible preferred stock of the Corporation, (ii) the 8.00% convertible perpetual preferred stock of the Corporation, (iii) the [5.75% convertible perpetual preferred stock, Series [•] of the Corporation] and (iv) any other class or series of capital stock of the Corporation, the terms of which expressly provide that such class or series ranks on a parity with the Convertible Perpetual Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively, the “Parity Stock”); and

(c) junior to each class or series of capital stock of the Corporation, the terms of which expressly provide that such class or series ranks senior to the Convertible Perpetual Preferred Stock as to dividend rights and rights on liquidation, winding up and dissolution of the Corporation (collectively, the “Senior Stock”).

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4. Dividends.

(a) Holders of Convertible Perpetual Preferred Stock shall be entitled to receive, when, as and if, declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative cash dividends on each share of Convertible Perpetual Preferred Stock at the annual rate of 5.75% of the Liquidation Preference per share.  Such dividends shall be payable in arrears in equal amounts quarterly on each Dividend Payment Date, beginning [•]2, in preference to and in priority over dividends on any Junior Stock but subject to the rights of any holders of Senior Stock or Parity Stock.

(b) Dividends shall be cumulative from the initial date of issuance or the last Dividend Payment Date for which accumulated dividends were paid, whichever is later, whether or not funds of the Corporation are legally available for the payment of such dividends.  Each such dividend shall be payable to the holders of record of shares of the Convertible Perpetual Preferred Stock, as they appear on the Corporation’s stock register at the close of business on a Record Date.  Accumulated and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date, not more than 45 days preceding the payment date thereof, as may be fixed by the Board of Directors.

(c) Dividends shall be payable in cash.

(d) Accumulated and unpaid dividends for any past Dividend Period (whether or not declared) shall cumulate at the annual rate of 5.75% and shall be payable in the manner set forth in this Section 4.

(e) The amount of dividends payable for each full Dividend Period for the Convertible Perpetual Preferred Stock shall be computed by dividing the annual dividend rate by four.  The amount of dividends payable for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the Convertible Perpetual Preferred Stock shall be appropriately prorated and computed on the basis of a 360-day year consisting of twelve 30-day months.  Holders of Convertible Perpetual Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Convertible Perpetual Preferred Stock.

(f) No dividend shall be declared or paid, or funds set apart for the payment of any dividend or other distribution, whether in cash, obligations or shares of Capital Stock of the Corporation or other property, directly or indirectly, upon any shares of Junior Stock or Parity Stock, nor shall any shares of Junior Stock or Parity Stock be redeemed, repurchased or otherwise acquired for consideration by the Corporation or any of the Corporation’s Subsidiaries through a sinking fund or otherwise, unless all accumulated and unpaid dividends, through the most recent Dividend Payment Date (whether or not there are funds of the Corporation legally available for the payment of dividends) on the shares of Convertible Perpetual Preferred Stock and any Parity Stock have been paid in full or set apart for payment; provided, however, that,

2 Note – to be the first dividend payment date following closing.

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notwithstanding any provisions of this Section 4(f) to the contrary, the Corporation or any of the Corporation’s Subsidiaries may redeem, repurchase or otherwise acquire for consideration Convertible Perpetual Preferred Stock and Parity Stock pursuant to a purchase or exchange offer made on the same terms to all holders of such Convertible Perpetual Preferred Stock and Parity Stock.  When dividends are not paid in full, as aforesaid, upon the shares of Convertible Perpetual Preferred Stock, all dividends declared on the Convertible Perpetual Preferred Stock and any other Parity Stock shall be paid either (A) pro rata so that the amount of dividends so declared on the shares of Convertible Perpetual Preferred Stock and each such other class or series of Parity Stock shall in all cases bear to each other the same ratio as accumulated and unpaid dividends on the shares of Convertible Perpetual Preferred Stock and such class or series of Parity Stock bear to each other or (B) on another basis that is at least as favorable to the holders of the Convertible Perpetual Preferred Stock entitled to receive such dividends.  When dividends are not paid in full, as aforesaid, the Corporation or any of the Corporation’s Subsidiaries may not redeem, repurchase or otherwise acquire for consideration the Convertible Perpetual Preferred Stock and the Parity Stock except pursuant to a purchase or exchange offer made on the same terms to all holders of such Convertible Perpetual Preferred Stock and Parity Stock.

5. Liquidation Preference.

(a) In the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the Corporation’s assets (whether capital or surplus) shall be made to or set apart for the holders of Junior Stock, holders of Convertible Perpetual Preferred Stock shall be entitled to receive $1,000 per share of Convertible Perpetual Preferred Stock (the “Liquidation Preference”) plus an amount equal to all dividends (whether or not declared), accumulated and unpaid thereon to the date of final distribution to such holders, but shall not be entitled to any further payment or other participation in any distribution of the assets of the Corporation.  If, upon any liquidation, dissolution or winding-up of the Corporation, the Corporation’s assets, or proceeds thereof, distributable among the holders of Convertible Perpetual Preferred Stock are insufficient to pay in full the preferential amount aforesaid and liquidating payments on any Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of the Convertible Perpetual Preferred Stock and any other Parity Stock ratably in proportion to the respective amounts that would be payable on such shares of Convertible Perpetual Preferred Stock and any such other Parity Stock if all amounts payable thereon were paid in full.

(b) Neither the voluntary sale, conveyance, exchange or transfer, for cash, shares of stock, securities or other consideration, of all or substantially all of the Corporation’s property or assets, nor the consolidation, merger or amalgamation of the Corporation with or into any corporation or the consolidation, merger or amalgamation of any corporation with or into the Corporation shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Corporation.

(c) Subject to the rights of the holders of any Parity Stock, after payment has been made in full to the holders of the Convertible Perpetual Preferred Stock, as provided in this Section 5, holders of Junior Stock shall, subject to the respective terms and provisions (if any)

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applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of Convertible Perpetual Preferred Stock shall not be entitled to share therein.

6. Optional Redemption of the Convertible Perpetual Preferred Stock.  Shares of Convertible Perpetual Preferred Stock shall be redeemable by the Corporation in accordance with this Section 6.

(a) The Corporation may not redeem any shares of Convertible Perpetual Preferred Stock before [____________], 2013 [To be the 3-year anniversary of Closing].  On or after [____________], 2013, the Corporation shall have the option to redeem, subject to this Section 6, out of funds lawfully available therefor, some or all of the shares of Convertible Perpetual Preferred Stock at the Redemption Price, but only if the Closing Sale Price of the Common Stock for 20 Trading Days within a period of 30 consecutive Trading Days ending on the Trading Day prior to the date the Corporation gives notice of such redemption pursuant to this Section 6 exceeds 130% of the Conversion Price in effect on each such Trading Day; provided that any determination by the Corporation to call shares of Convertible Perpetual Preferred Stock for redemption shall be made by a committee of the Board of Directors composed entirely of Independent Directors.

(b) If the Corporation elects to redeem shares of Convertible Perpetual Preferred Stock, the Corporation shall:

(i) send a written notice by first class mail to each holder of record of the Convertible Perpetual Preferred Stock at such holder’s registered address, not fewer than 30 nor more than 90 days prior to the Redemption Date stating:

A. the Redemption Date;

B. the Redemption Price;

C. the Conversion Price and the Conversion Ratio;

D. the name and address of the Paying Agent and Conversion Agent, if other than the Corporation;

E. that shares of Convertible Perpetual Preferred Stock called for redemption may be converted at any time before 5:00 p.m., New York City time on the Business Day immediately preceding the Redemption Date;

F. that holders who want to convert shares of the Convertible Perpetual Preferred Stock must satisfy the requirements set forth in Section 7 of this Certificate;

G. that shares of the Convertible Perpetual Preferred Stock called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

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H. if fewer than all the Outstanding shares of the Convertible Perpetual Preferred Stock are to be redeemed by the Corporation, the number of shares to be redeemed;

I. that, unless the Corporation defaults in making payment of such Redemption Price, dividends in respect of the shares of Convertible Perpetual Preferred Stock called for redemption will cease to accumulate on and after the Redemption Date;

J. the CUSIP number of the Convertible Perpetual Preferred Stock, if one has been issued; and

K. any other information the Corporation wishes to present; and

(ii) publish such information on the Corporation’s web site on the World Wide Web.

(c) The Redemption Price shall be payable in cash.

(d) If the Corporation gives notice of redemption, then, by 12:00 p.m., New York City time, on the Redemption Date, to the extent sufficient funds are legally available, the Corporation shall deposit or cause to be deposited, irrevocably, in trust for the pro rata benefit of the holders of the shares of Convertible Perpetual Preferred Stock called for redemption, with the Paying Agent (or, if the Paying Agent is the Corporation, with a bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $500 million and selected by the Corporation (any such bank or trust company a “Redemption Agent”) sufficient cash to pay the Redemption Price and shall give the Paying Agent irrevocable instructions and authority to pay the Redemption Price to holders of such shares of the Convertible Perpetual Preferred Stock upon surrender of their certificates evidencing their shares of the Convertible Perpetual Preferred Stock.

(e) If on the Redemption Date, the Paying Agent (or, if the Paying Agent is the Corporation, a Redemption Agent) holds or hold cash sufficient to pay the Redemption Price for the shares of Convertible Perpetual Preferred Stock delivered for redemption as set forth herein, dividends shall cease to accumulate as of the Redemption Date on those shares of the Convertible Perpetual Preferred Stock called for redemption and all rights of holders of such shares shall terminate, except for the right to receive the Redemption Price pursuant to this Section 6 and the right to convert such shares of Convertible Perpetual Preferred Stock as provided in Section 7(a) hereof.

(f) Payment of the Redemption Price for shares of the Convertible Perpetual Preferred Stock is conditioned upon book-entry transfer or physical delivery of certificates representing the Convertible Perpetual Preferred Stock, together with necessary endorsements, to the Paying Agent at any time after delivery of the notice of redemption.

(g) Payment of the Redemption Price for shares of the Convertible Perpetual Preferred Stock will be made (1) on the Redemption Date, if delivery of the Convertible Perpetual Preferred Stock has been made by or on the Redemption Date, or (2) if delivery of the

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Convertible Perpetual Preferred Stock has not been made by or on the Redemption Date, at the time of such delivery.

(h) If the Redemption Date falls after a Record Date and before the related Dividend Payment Date, holders of the shares of Convertible Perpetual Preferred Stock at the close of business on that Record Date shall be entitled to receive the dividend payable on those shares on the corresponding Dividend Payment Date.

(i) If fewer than all the Outstanding shares of Convertible Perpetual Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected by lot, on a pro rata basis (with any fractional shares being rounded to the nearest whole share), or any other method as may be determined by the Board of Directors to be fair and appropriate.

(j) Upon surrender of a certificate or certificates representing shares of the Convertible Perpetual Preferred Stock that is or are redeemed in part, the Corporation shall execute, and the Transfer Agent shall authenticate and deliver to the holder, a new certificate or certificates representing shares of the Convertible Perpetual Preferred Stock in an amount equal to the unredeemed portion of the shares of Convertible Perpetual Preferred Stock surrendered for partial redemption.

(k) Notwithstanding the foregoing provisions of this Section 6, unless full cumulative dividends (whether or not declared) on all Outstanding shares of Convertible Perpetual Preferred Stock and Parity Stock have been paid or set apart for payment for all Dividend Periods terminating on or before the Redemption Date, none of the shares of Convertible Perpetual Preferred Stock shall be redeemed, and no sum shall be set aside for such redemption, unless pursuant to a purchase or exchange offer made on the same terms to all holders of Convertible Perpetual Preferred Stock and any Parity Stock.

7. Conversion.

(a) Right to Convert.  Each share of Convertible Perpetual Preferred Stock shall be convertible, at any time, in accordance with, and subject to, this Section 7 into a number of fully paid and non-assessable shares of Common Stock equal to the Conversion Rate in effect at such time.  Notwithstanding the foregoing, if any shares of Convertible Perpetual Preferred Stock are to be redeemed pursuant to Section 6, such conversion right shall cease and terminate, as to the shares of the Convertible Perpetual Preferred Stock to be redeemed, at 5:00 p.m., New York City time, on the Business Day immediately preceding the Redemption Date, unless the Corporation shall default in the payment of the Redemption Price therefor, as provided herein.

(b) Conversion Procedures.  Conversion of shares of the Convertible Perpetual Preferred Stock may be effected by any holder thereof upon the surrender to the Corporation, at the principal office of the Corporation or at the office of the Conversion Agent as may be designated by the Board of Directors, of the certificate or certificates for such shares of the Convertible Perpetual Preferred Stock to be converted accompanied by a complete and fully executed Notice of Conversion (as set forth in the form of Convertible Perpetual Preferred Stock certificate attached hereto) along with (A) appropriate endorsements and transfer documents as

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required by the Registrar or Conversion Agent and (B) if required pursuant to Section 7(c), funds equal to the dividend payable on the next Dividend Payment Date. In case such Notice of Conversion shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in such name or names. Other than such taxes, the Corporation shall pay any documentary, stamp or similar issue or transfer taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of the Convertible Perpetual Preferred Stock pursuant hereto.  The conversion of the Convertible Perpetual Preferred Stock will be deemed to have been made as of the close of business on the date (the “Conversion Date”) such certificate or certificates have been surrendered and the receipt of such Notice of Conversion and payment of all required transfer taxes, if any (or the demonstration to the satisfaction of the Corporation that such taxes have been paid).  Promptly (but no later than two Business Days) following the Conversion Date, the Corporation shall deliver or cause to be delivered (1) certificates representing the number of validly issued, fully paid and nonassessable full shares of Common Stock to which the holder of shares of the Convertible Perpetual Preferred Stock being converted (or such holder’s transferee) shall be entitled, and (2) if less than the full number of shares of the Convertible Perpetual Preferred Stock evidenced by the surrendered certificate or certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares being converted.  As of the close of business on the Conversion Date, the rights of the holder of the Convertible Perpetual Preferred Stock as to the shares being converted shall cease except for the right to receive shares of Common Stock (or, where applicable, cash) and the Person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time.

(c) Dividend and Other Payments Upon Conversion.  If a holder of shares of Convertible Perpetual Preferred Stock exercises conversion rights, such shares will cease to accumulate dividends as of the end of the day immediately preceding the Conversion Date.  The holders of shares of Convertible Perpetual Preferred Stock at the close of business on a Record Date for the payment of any dividend on the Convertible Perpetual Preferred Stock will be entitled to receive the dividend payment on those shares on the next following Dividend Payment Date notwithstanding the subsequent conversion thereof or the Corporation’s default in payment of the dividend due on that Dividend Payment Date.  However, shares of Convertible Perpetual Preferred Stock surrendered for conversion during the period between the close of business on any Record Date for the payment of a dividend on the Convertible Perpetual Preferred Stock and the close of business on the Business Day immediately preceding the applicable Dividend Payment Date must be accompanied by a payment to the Corporation in cash of an amount equal to the dividend payable on the shares on that Dividend Payment Date.  A holder of shares of Convertible Perpetual Preferred Stock on a Record Date for the payment of dividends thereon who (or whose transferee) tenders any shares for conversion on the corresponding Dividend Payment Date will receive the dividend payable by the Corporation on the Convertible Perpetual Preferred Stock on that date, and the converting holder need not include payment in the amount of such dividend upon surrender of shares of Preferred Stock for conversion.  Except as provided above with respect to a conversion pursuant to this Section 7, the Corporation shall make no payment or allowance for accumulated and  unpaid dividends, whether or not in arrears, on converted shares of Convertible Perpetual Preferred Stock or for dividends on shares of Common Stock issued upon conversion of shares of Convertible Perpetual Preferred Stock.

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(d) Fractional Shares.  In connection with the conversion of any shares of the Convertible Perpetual Preferred Stock, no fractions of shares of Common Stock shall be issued, but the Corporation shall pay a cash adjustment in respect of any fractional interest in an amount equal to the fractional interest multiplied by the Closing Sale Price of the Common Stock on the Conversion Date, rounded to the nearest whole cent.

(e) Total Shares.  If more than one share of the Convertible Perpetual Preferred Stock shall be surrendered for conversion by the same holder at the same time, the number of full shares of Common Stock issuable on conversion of those shares shall be computed on the basis of the total number of shares of the Convertible Perpetual Preferred Stock so surrendered.

(f) Reservation of Shares; Shares to be Fully Paid; Compliance with Governmental Requirements; Listing of Common Stock.  The Corporation shall:

(i) at all times reserve and keep available, free from preemptive rights, for issuance upon the conversion of shares of the Convertible Perpetual Preferred Stock such number of its authorized but unissued shares of Common Stock as shall from time to time be sufficient to permit the conversion of all Outstanding shares of the Convertible Perpetual Preferred Stock;

(ii) prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Convertible Perpetual Preferred Stock, comply with all applicable federal and state laws and regulations that require action to be taken by the Corporation (including, without limitation, the registration or approval, if required, of any shares of Common Stock to be provided for the purpose of conversion of the Convertible Perpetual Preferred Stock hereunder);

(iii) ensure that all shares of Common Stock delivered upon conversion of the Convertible Perpetual Preferred Stock will, upon delivery, be duly and validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights; and

(iv) if at any time the Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange or automated quotation system, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all shares of Common Stock issuable upon conversion of the Convertible Perpetual Preferred Stock.

8. Increased Conversion Rate Applicable to Certain Shares Surrendered in Connection with Fundamental Changes.

(a) Notwithstanding anything herein to the contrary, the Conversion Rate applicable to each share of Convertible Perpetual Preferred Stock that is surrendered for conversion, in accordance with Section 7, at any time from, and including, the effective date of a Fundamental Change until, and including, the close of business on the 25th Trading Day immediately following the effective date of such Fundamental Change (the “Fundamental Change Period”),

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shall be increased by a number of additional shares equal to the Make Whole Conversion Rate Adjustment (as defined below).

(b) The number of additional shares by which the Conversion Rate will be increased for conversions that occur during the Fundamental Change Period will be determined by reference to the table below, based on the date on which the Fundamental Change occurs (the “Effective Date”) and the price (the “Stock Price”) paid or deemed paid per share of the Common Stock in the Fundamental Change. If holders of such Common Stock receive only cash in the case of a Fundamental Change described in clause (b) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share of the Common Stock.  In the case of any other Fundamental Change, the Stock Price shall be the average of the Closing Sale Price of such Common Stock over the five Trading-Day period ending on the Trading Day immediately preceding the Effective Date of such Fundamental Change.

(c) As used herein, “Make-Whole Conversion Rate Adjustment” shall mean, with respect to a Fundamental Change, the amount set forth in the following table that corresponds to the Effective Date of such Fundamental Change and the Stock Price for such Fundamental Change, all as determined by the Corporation:

Make-Whole Conversion Rate Adjustment

(per share of Convertible Perpetual Preferred Stock)3

provided, however, that:

(i) if the actual Stock Price of such Fundamental Change is between two Stock Prices listed in the table above under the column titled “Stock Price,” or if the actual Effective Date of such Fundamental Change is between two Effective Dates listed in the table above in the row immediately below the title “Effective Date,” then the Make-Whole Conversion Rate Adjustment for such Fundamental Change shall be determined by the Corporation by linear interpolation between the Make-Whole Conversion Rate Adjustment set forth for such higher and lower Stock Prices, or for such earlier and later Effective Dates based on a 365-day year, as applicable;

3 To be based on a reference price of $13.74 and the anniversary of issuance, using the above  methodology.

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(ii) if the actual Stock Price of such Fundamental Change is greater than $[•] per share (subject to adjustment in the same manner as the Stock Price as provided in clause (iii) below), or if the actual Stock Price of such Fundamental Change is less than $[•] per share (subject to adjustment in the same manner as the Stock Price as provided in clause (iii) below), then the Make-Whole Conversion Rate Adjustment shall be equal to zero and this Section 8 shall not require the Corporation to increase the Conversion Rate with respect to such Fundamental Change;

(iii) if an event occurs that requires, pursuant to Section 9 (other than solely pursuant to this Section 8), an adjustment to the Conversion Rate, then, on the date and at the time such adjustment is so required to be made, each price set forth in the table above under the column titled “Stock Price” shall be deemed to be adjusted so that such Stock Price, at and after such time, shall be equal to the product of (1) such Stock Price as in effect immediately before such adjustment to such Stock Price and (2) a fraction whose numerator is the Conversion Rate in effect immediately before such adjustment to the Conversion Rate and whose denominator is the Conversion Rate to be in effect, in accordance with this Section 8, immediately after such adjustment to the Conversion Rate;

(iv) each Make-Whole Conversion Rate Adjustment set forth in the table above shall be adjusted in the same manner in which, and for the same events for which, the Conversion Rate is to be adjusted pursuant to Section 9; and

(v) in no event will the total number of shares of Common Stock issuable upon conversion of the shares of Convertible Perpetual Preferred Stock exceed [_______] per share of Convertible Perpetual Preferred Stock, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 9.

(d) The Corporation shall notify holders of the anticipated effective date of such Fundamental Change and issue a press release as soon as practicable after the Corporation first determines the anticipated effective date of such Fundamental Change, and use commercially reasonable efforts to make such determination in time to deliver such notice 50 Business Days in advance of such anticipated effective date.

(e) Nothing in this Section 8 shall prevent an adjustment to the Conversion Rate pursuant to Section 9 in respect of a Fundamental Change.

9. Conversion Rate Adjustments.  The Conversion Rate shall be adjusted from time to time by the Corporation in accordance with the provisions of this Section 9.

(a) If the Corporation shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Rate in effect at the opening of business on the date following the Record Date shall be increased by multiplying such Conversion Rate by a fraction,

(i) the numerator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on such Record Date and the total number of shares of Common Stock constituting such dividend or other distribution; and

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(ii) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on such Record Date.

Such increase shall become effective immediately after the opening of business on the day following such Record Date.  If any dividend or distribution of the type described in this Section 8(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b) If the Corporation shall issue rights or warrants to all holders of any class of Common Stock entitling them (for a period expiring within forty-five (45) days after the Record Date for such issuance) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price on the Record Date for such issuance, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to such Record Date by a fraction,

(i) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on such Record Date plus the total number of additional shares of Common Stock so offered for subscription or purchase; and

(ii) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on such Record Date plus the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such Current Market Price.

Such adjustment shall become effective immediately after the opening of business on the day following such Record Date.  To the extent that shares of Common Stock are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.  If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such Record Date had not been fixed.  In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Corporation for such rights or warrants and any amount payable on exercise or conversion thereof, the Fair Market Value of such consideration, if other than cash, to be determined by the Board of Directors, whose determination shall be conclusive.

(c) If the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, if the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to

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become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(d) If the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of Capital Stock of the Corporation (other than any dividends or distributions to which Section 9(a) applies) or evidences of its indebtedness or assets (including securities, but excluding (i) any rights or warrants referred to in 9(b) or (ii) any dividend or distribution (x) paid exclusively in cash or (y) referred to in Section 9(a) or Section 9(g) (any of the foregoing, subject to the exclusions specified in clauses (i) and (ii) of the immediately preceding parenthetical, hereinafter referred to in this Section 9(d) as the “Distributed Property”), then, in each such case, the Conversion Rate shall be adjusted so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the Record Date with respect to such distribution by a fraction,

(i) the numerator of which shall be the Current Market Price on such Record Date; and

(ii) the denominator of which shall be the Current Market Price on such Record Date less the Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) on such Record Date of the portion of the Distributed Property applicable to one share of Common Stock (determined on the basis of the number of shares of the Common Stock outstanding on such Record Date).

Such adjustment shall become effective immediately prior to the opening of business on the day following such Record Date; provided that if the then Fair Market Value (as so determined by the Board of Directors) of the portion of the Distributed Property applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Convertible Perpetual Preferred Stock shall have the right to receive upon conversion the amount of Distributed Property such holder would have received had such holder converted each share of its Convertible Perpetual Preferred Stock on the Record Date.  To the extent that any of the Distributed Property is not distributed, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustment made been made on the basis of only the Distributed Property actually distributed.  If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.  If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 9(d) by reference to the trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price on the applicable Record Date.

Rights or warrants distributed by the Corporation to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Corporation’s Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”):  (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of

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future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this 9(d) (and no adjustment to the Conversion Rate under this 9(d) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this 9(d).  If any such right or warrant are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof).  In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 9(d) was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise thereof, the Conversion Rate shall be readjusted as if such expired or terminated rights and warrants had not been issued.

For purposes of this Section 9(d), Section 9(a) and Section 9(b), any dividend or distribution to which this Section 9(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of Capital Stock other than such shares of Common Stock or rights or warrants, as to which any Conversion Rate adjustment required by this Section 9(d) with respect to such dividend or distribution shall then be made, immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants, as to which any further Conversion Rate adjustment required by Sections 9(a) and 9(b) with respect to such dividend or distribution shall then be made, except any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding at the close of business on such Record Date” within the meaning of Sections 9(a) and 9(b).

(e) If the Corporation shall, make a distribution consisting exclusively of cash to all holders of its Common Stock (excluding any dividend or distribution in connection with the Corporation’s liquidation, dissolution or winding up), the Conversion Rate will be adjusted by multiplying the applicable Conversion Rate by a fraction,

(i) the numerator of which shall be the Current Market Price on such Record Date; and

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(ii) the denominator of which shall be the Current Market Price on such Record Date less the amount of cash so distributed applicable to one share of Common Stock.

Such adjustment shall be effective immediately prior to the opening of business on the day following the Record Date; provided that if the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Convertible Perpetual Preferred Stock shall have the right to receive upon conversion the amount of cash such holder would have received had such holder converted each share of Convertible Perpetual Preferred Stock on the Record Date.  To the extent that such dividend or distribution is not made, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustment made been made on the basis of only the dividend or distribution actually made.  If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(f) If a tender or exchange offer made by the Corporation or any Subsidiary for all or any portion of the Common Stock shall require the payment to stockholders of consideration per share of Common Stock having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that, as of the last time (the “Expiration Time”) tenders or exchanges may be made pursuant to such tender or exchange offer, exceeds the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction,

(i) the numerator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time; and

(ii) the denominator of which shall be the number of shares of Common Stock outstanding (including any Purchased Shares) at the Expiration Time multiplied by the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time.

Such adjustment shall become effective immediately prior to the opening of business on the day following the Expiration Time.  If the Corporation or any such Subsidiary, as the case may be, is obligated to purchase shares pursuant to any such tender or exchange offer, but the Corporation or any such Subsidiary, as the case may be, is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again

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be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.

(g) If the Corporation pays a dividend or makes a distribution to all holders of its Common Stock consisting of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Corporation, the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the Record Date with respect to such distribution by a fraction,

(i) the numerator of which shall be the sum of (A) the average of the Closing Sale Prices of the Common Stock for the ten (10) Trading Days commencing on and including the fifth Trading Day after the date on which “ex-dividend trading” commences for such dividend or distribution on The New York Stock Exchange or such other national or regional exchange or market on which such securities are then listed or quoted (the “Ex-Dividend Date”) plus (B) the fair market value of the securities distributed in respect of each share of Common Stock, which shall equal the number of securities distributed in respect of each share of Common Stock multiplied by the average of the Closing Sale Prices of those distributed securities for the ten (10) Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date; and

(ii) the denominator of which shall be the average of the Closing Sale Prices of the Common Stock for the ten (10) Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date.

Such adjustment shall become effective immediately prior to the opening of business on the day following the fifteenth Trading Day after the Ex-Dividend Date; provided that if (x) the average of the Closing Sale Prices of the Common Stock for the ten (10) Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date minus (y) the fair market value of the securities distributed in respect of each share of Common Stock (as calculated in Section 9(g)(i) above) is less than $1.00, then the adjustment provided for by this Section 9(g) shall not be made and in lieu thereof the provisions of Section 10 shall apply to such distribution.

(h) The Corporation may make such increases in the Conversion Rate in addition to those required by this Section 9 as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.  To the extent permitted by applicable law, the Corporation from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least twenty (20) days and the increase is irrevocable during the period and the Board of Directors determines in good faith that such increase would be in the best interest of the Corporation.  Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Corporation shall mail to each holder of the Convertible Perpetual Preferred Stock at the address of such holder as it appears in the stock register a notice of the increase at least fifteen (15) days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

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(i) No adjustment in the Conversion Rate (other than any adjustment pursuant to Section 9(e) above) shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Conversion Rate then in effect, provided, however, that any adjustments that by reason of this Section 9(h)(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All calculations under this Section 9 shall be made by the Corporation and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be.  No adjustment need be made for rights to purchase Common Stock pursuant to a Corporation plan for reinvestment of dividends or interest or, except as set forth in this Section 9, for any issuance of Common Stock or securities convertible, exercisable or exchangeable into Common Stock.  To the extent the Convertible Perpetual Preferred Stock becomes convertible into cash, assets, property or securities (other than Capital Stock of the Corporation), subject to Section 10, no adjustment need be made thereafter to the Conversion Rate.  Interest will not accrue on any cash into which the Convertible Perpetual Preferred Stock may be convertible.

(ii) Whenever the Conversion Rate is adjusted as herein provided, the Corporation shall promptly file with the Conversion Agent an Officer’s certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment.  Unless and until a responsible officer of the Conversion Agent shall have received such Officer’s certificate, the Conversion Agent shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect.  Promptly after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each holder of Convertible Perpetual Preferred Stock at its last address appearing in the stock register within twenty (20) days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(iii) For purposes of this Section 9, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation, unless such treasury shares participate in any distribution or dividend that requires an adjustment pursuant to this Section 9, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

10. Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege.

(a) If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a subdivision or combination to which Section 9(c) applies), (ii) any consolidation, merger or combination of the Corporation with another Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of all or substantially all of the properties and assets of the Corporation to any other Person as a result of which holders of Common Stock

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shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then each share of Convertible Perpetual Preferred Stock shall be convertible into the kind and amount of shares of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Convertible Perpetual Preferred Stock (assuming, for such purposes, a sufficient number of authorized shares of Common Stock are available to convert all such Convertible Perpetual Preferred Stock) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance.  If the transaction causes the Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then for the purposes of this Section 10 the kind and amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance for each share shall be deemed to be the weighted average of the types and amounts of consideration so receivable per share by the holders of Common Stock that affirmatively make such election.

(b) The Corporation shall cause notice of the application of this Section 10 to be delivered to each holder of the Convertible Perpetual Preferred Stock at the address of such holder as it appears in the stock register within twenty (20) days after the occurrence of any of the events specified in Section 10(a).  Failure to deliver such notice shall not affect the legality or validity of any conversion right pursuant to this Section 10.

(c) The above provisions of this Section 10 shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances, and the provisions of Section 9 shall apply to any shares of Capital Stock received by the holders of Common Stock in any such reclassification, change, consolidation, merger, combination, sale or conveyance; provided that if this Section 10 applies to any event or occurrence, Section 9 shall not apply to such event or occurrence.

11. Rights Issued in Respect of Common Stock Issued Upon Conversion.  Each share of Common Stock issued upon conversion of the Convertible Perpetual Preferred Stock shall be entitled to receive the appropriate number of common stock or preferred stock purchase rights, as the case may be, (collectively, the “Rights”), if any, that shares of Common Stock are entitled to receive and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any shareholder rights agreement adopted by the Corporation, as the same may be amended from time to time (in each case, a “Rights Plan”).  Notwithstanding the immediately preceding sentence, if the terms of such Rights Plan require that each share of Common Stock issued upon conversion of the Convertible Perpetual Preferred Stock at any time prior to the distribution of separate certificates representing the Rights be entitled to receive such Rights, then there shall not be any adjustment to the conversion privilege or Conversion Rate as a result of the issuance of Rights, but an adjustment to the Conversion Rate shall be made pursuant to Section 9(d) upon the separation of the Rights from the Common Stock.

12. Voting Rights.

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(a) The holders of record of shares of the Convertible Perpetual Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this Section 12, as otherwise provided in the Amended and Restated Certificate of Incorporation, or as otherwise provided by law.

(b) The affirmative vote of holders of at least two-thirds of the outstanding shares of the Convertible Perpetual Preferred Stock, in person or by proxy, at an annual meeting of the Corporation’s stockholders or at a special meeting called for the purpose, or by written consent in lieu of such a meeting, shall be required to alter, repeal or amend, whether by merger, consolidation, combination, reclassification or otherwise, any provisions of the Amended and Restated Certificate of Incorporation or this Certificate if the amendment would amend, alter or affect the powers, preferences or rights of the Convertible Perpetual Preferred Stock, so as to adversely affect the holders thereof, including, without limitation, the creation of, or increase in the authorized number of, shares of any class or series of Senior Stock; provided however, that (i) any increase in the amount of the authorized Common Stock or currently authorized Parity Stock or the creation and issuance of any class or series of Common Stock, other Junior Stock or Parity Stock will not be deemed to adversely affect such powers, preferences or rights; and (ii) the creation of, or increase in the authorized number of, shares of any class or series of Senior Stock (or any warrants, rights, calls or options exercisable for or convertible into Senior Stock) shall be deemed to adversely affect such powers, preferences or rights.

(c) If at any time (i) dividends on any shares of Convertible Perpetual Preferred Stock or any other class or series of Parity Stock having like voting rights shall be in arrears for Dividend Periods, whether or not consecutive, containing in the aggregate a number of days equivalent to six calendar quarters or (ii) the Corporation shall have failed to pay the Redemption Price when due, then the holders of shares of Convertible Perpetual Preferred Stock (voting separately as a class with all other series of convertible perpetual preferred stock that are Parity Stock upon which like voting rights have been conferred and are exercisable) will be entitled to elect two of the authorized number of the Corporation’s directors (each, a “Convertible Perpetual Preferred Stock Director”) at the next annual meeting of stockholders (or at a special meeting of the Corporation’s stockholders called for such purpose, whichever is earlier) and each subsequent meeting until the Redemption Price or all dividends accumulated on the Convertible Perpetual Preferred Stock have been fully paid or set aside for payment.  The term of office of such Convertible Perpetual Preferred Stock Directors will terminate immediately upon the termination of the right of the holders of Convertible Perpetual Preferred Stock and such Parity Stock to vote for directors.  Each holder of shares of the Convertible Perpetual Preferred Stock will have one vote for each share of Convertible Perpetual Preferred Stock held.  At any time after voting power to elect directors shall have become vested and be continuing in the holders of the Convertible Perpetual Preferred Stock pursuant to this Section 12(c), or if a vacancy shall exist in the office of any Convertible Perpetual Preferred Stock Director, the Board of Directors may, and upon written request of the holders of record of at least 25% of the Outstanding Convertible Perpetual Preferred Stock addressed to the Chairman of the Board of the Corporation shall, call a special meeting of the holders of the Convertible Perpetual Preferred Stock (voting separately as a class with all other series of Parity Stock upon which like voting rights have been conferred and are exercisable) for the purpose of electing the Convertible Perpetual Preferred Stock Director that such holders are entitled to elect.  At any meeting held for the purpose of electing a Convertible Perpetual Preferred Stock Director, the presence in

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person or by proxy of the holders of at least a majority of the Outstanding Convertible Perpetual Preferred Stock shall be required to constitute a quorum of such Convertible Perpetual Preferred Stock.  Any vacancy occurring in the office of a Convertible Perpetual Preferred Stock Director may be filled by the remaining Convertible Perpetual Preferred Stock Director unless and until such vacancy shall be filled by the holders of the Convertible Perpetual Preferred Stock and all other Parity Stock having like voting rights, as provided above.  The Convertible Perpetual Preferred Stock Directors shall agree, prior to their election to office, to resign upon any termination of the right of the holders of Convertible Perpetual Preferred Stock and Parity Stock having like voting rights to vote as a class for Convertible Perpetual Preferred Stock Directors as herein provided, and upon such termination, the Convertible Perpetual Preferred Stock Directors then in office shall forthwith resign.

13. Transfer Agent and Registrar.  The Corporation shall serve as the Transfer Agent (the “Transfer Agent”) and Registrar (the “Registrar”) for the Convertible Perpetual Preferred Stock.  The Corporation may, in its sole discretion, elect at any time to appoint a third party to serve as the Transfer Agent and, if such a third party accepts such an appointment the Corporation shall cease to be the Transfer Agent upon the effectiveness of such appointment of the third party

14. Currency.  All shares of Convertible Perpetual Preferred Stock shall be denominated in U.S. currency, and all payments and distributions thereon or with respect thereto shall be made in U.S. currency.  All references herein to “$”or “dollars” refer to U.S. currency.

15. Form.

(a) The Convertible Perpetual Preferred Stock shall be issued in the form of one or more Convertible Perpetual Preferred Stock certificates (each a “Share Certificate”) attached hereto as Exhibit A, which is hereby incorporated in and expressly made a part of this Certificate.  The Share Certificates may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Corporation is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Corporation).

(b) (i) An Officer shall sign the Share Certificates for the Corporation, in accordance with the Corporation’s bylaws and applicable law.

(ii) If an Officer whose signature is on a Share Certificate no longer holds that office at the time the Transfer Agent authenticates the Share Certificates, the Preferred Share shall be valid nevertheless.

16. Paying Agent and Conversion Agent.

(a) The Corporation may elect to maintain in the Borough of Manhattan, City of New York, State of New York (i) an office or agency where Convertible Perpetual Preferred Stock may be presented for payment (the “Paying Agent”) and (ii) an office or agency where Convertible Perpetual Preferred Stock may be presented for conversion (the “Conversion Agent”); provided, however, that until such office or agency is designated or appointed the Corporation shall serve as the Paying Agent or Conversion Agent..  The Transfer Agent shall act

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as Paying Agent and Conversion Agent, unless another Paying Agent or Conversion Agent is appointed by the Corporation.  The Corporation may appoint the Registrar, the Paying Agent and the Conversion Agent and may appoint one or more additional paying agents and one or more additional conversion agents in such other locations as it shall determine.  The term “Paying Agent” includes any additional paying agent and the term “Conversion Agent” includes any additional conversion agent.  The Corporation may change any Paying Agent or Conversion Agent without prior notice to any holder.  The Corporation shall notify the Registrar of the name and address of any Paying Agent or Conversion Agent appointed by the Corporation, if other than the Corporation.  The Corporation or any of its Affiliates may act as Paying Agent, Registrar or Conversion Agent.

(b) Payments due on the Convertible Perpetual Preferred Stock shall be payable at the office or agency of the Corporation maintained for such purpose in The City of New York and at any other office or agency maintained by the Corporation for such purpose.  Payments shall be payable by United States dollar check drawn on, or wire transfer (provided, that appropriate wire instructions have been received by the Registrar at least fifteen (15) days prior to the applicable date of payment) to a U.S. dollar account maintained by the holder with, a bank located in New York City; provided that at the option of the Corporation, payment of dividends may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Convertible Perpetual Preferred Stock register.

17. Headings.  The headings of the Sections of this Certificate are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

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IN WITNESS WHEREOF, McMoRan Exploration Co. has caused this Certificate of Designations to be signed and attested by the undersigned this [___] day of [__________], 2010.

MCMORAN EXPLORATION CO.

By:
Name:        Kathleen L. Quirk
Title:          Senior Vice President and Treasurer

ATTEST:

By:
Name:           Douglas N. Currault II
Title:             Assistant Secretary

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EXHIBIT A

FORM OF 5.75% CONVERTIBLE PERPETUAL PREFERRED STOCK

Number:

1                                                                                                  [_________]

Shares

CUSIP NO.:  [__________]

5.75% Convertible Perpetual Preferred Stock
(par value $0.01 per share)
(liquidation preference $1,000.00 per share)
OF
MCMORAN EXPLORATION CO.
FACE OF SECURITY

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT TRANSFER COMPLIES WITH THE RESTRICTIONS SET FORTH IN THE CERTIFICATE OF DESIGNATIONS.

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.  THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN A STOCKHOLDER AGREEMENT, DATED AS OF [____________], 2010, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE ISSUER.

MCMORAN EXPLORATION CO., a Delaware corporation (the “Corporation”), hereby certifies that ____________ (the “Holder”) is the registered owner of fully paid and non-assessable shares of preferred stock of the Corporation designated the “5.75% Convertible Perpetual Preferred Stock,” par value $0.01 per share and liquidation preference $1,000.00 per share (the “Convertible Perpetual Preferred Stock”).  The shares of Convertible Perpetual Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer.  The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Convertible Perpetual Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designations of the Corporation dated [•], 2010, as the same may be amended from time to time in accordance with its terms (the “Certificate of Designations”).  Capitalized terms used herein but not defined shall have the respective meanings given them in the Certificate of Designations.  The Corporation will provide a copy of the Certificate of Designations to a Holder without charge upon written request to the Corporation at its principal place of business.

Reference is hereby made to select provisions of the Convertible Perpetual Preferred Stock set forth on the reverse hereof, and to the Certificate of Designations, which select provisions and the Certificate of Designations shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.

[To be included if the Corporation is not serving as Transfer Agent--Unless the Transfer Agent’s Certificate of Authentication hereon has been properly executed, the shares of Convertible Perpetual Preferred Stock evidenced hereby shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.]

IN WITNESS WHEREOF, McMoRan Exploration Co. has executed this certificate as of the date set forth below.

MCMORAN EXPLORATION CO.

By:
Name:
Title:
Dated:           _______________

[To be included if the Corporation is not serving as Transfer Agent--TRANSFER AGENT’S CERTIFICATE OF AUTHENTICATION

This is one of the certificates representing shares of Preferred Stock referred to in the within mentioned Certificate of Designations.

[•],
   as Transfer Agent

By:
Name:
Title:           Authorized Signatory
Dated:           ____________________]

REVERSE OF SECURITY

MCMORAN EXPLORATION CO.

5.75% Convertible Perpetual Preferred Stock

Dividends on each share of 5.75% Convertible Perpetual Preferred Stock shall be payable in cash at a rate per annum set forth on the face hereof or as provided in the Certificate of Designations.

The shares of 5.75% Convertible Perpetual Preferred Stock shall be redeemable as provided in the Certificate of Designations.  The shares of 5.75% Convertible Perpetual Preferred Stock shall be convertible into the Corporation’s Common Stock in the manner and according to the terms set forth in the Certificate of Designations.  If any Holder of shares of Preferred Stock elects to convert its shares in connection with a Fundamental Change that occurs on or prior to [•]4, the Corporation will increase the conversion rate for shares of Preferred Stock surrendered for conversion by a number of additional shares determined based on the Stock Price at the time of such Fundamental Change and the Effective Date of such Fundamental Change.

As required under Delaware law, the Corporation shall furnish to any Holder upon request and without charge, a full summary statement of the powers, designations, preferences and relative participating, optional or other special rights of each class or series authorized to be issued by the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights so far as they have been fixed and determined.

4 To be 5 years.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of 5.75% Convertible Perpetual Preferred Stock evidenced hereby to:

________________________________________________________________

________________________________________________________________

(Insert assignee’s social security or tax identification number)

________________________________________________________________

(Insert address and zip code of assignee)

________________________________________________________________

________________________________________________________________

and irrevocably appoints:

________________________________________________________________

agent to transfer the shares of 5.75% Convertible Perpetual Preferred Stock evidenced hereby on the books of the Transfer Agent and Registrar.  The agent may substitute another to act for him or her.

Date:           __________________

Signature:             ______________________

(Sign exactly as your name appears on the other side of this 5.75% Convertible Perpetual Preferred Stock)

Signature Guarantee:                                           _____________________5

5 Signature must be guaranteed by an “eligible guarantor institution” (i.e., a bank, stockbroker, savings and loan association or credit union) meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

NOTICE OF CONVERSION

(To be Executed by the Registered Holder
in order to Convert the 5.75% Convertible Perpetual Preferred Stock)

The undersigned hereby irrevocably elects to convert (the “Conversion”) ______ shares of 5.75% Convertible Perpetual Preferred Stock (the “Convertible Perpetual Preferred Stock”), represented by stock certificate No(s).  (the “Convertible Perpetual Preferred Stock Certificates”) into shares of common stock, par value $0.01 per share (“Common Stock”), of McMoRan Exploration Co. (the “Corporation”) according to the conditions of the Certificate of Designations establishing the terms of the Convertible Perpetual Preferred Stock (the “Certificate of Designations”), as of the date written below.  If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates.  No fee will be charged to the holder for any conversion, except for transfer taxes, if any.  A copy of each Convertible Perpetual Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

The undersigned represents and warrants that all offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon conversion of the Convertible Perpetual Preferred Stock shall be made pursuant to registration of the Common Stock under the Securities Act of 1933 (the “Act”) or pursuant to an exemption from registration under the Act.

The Corporation is not required to issue shares of Common Stock until the original Convertible Perpetual Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Corporation or its Transfer Agent.  The Corporation shall issue and deliver shares of Common Stock to an overnight courier not later than two business days following receipt of the original Convertible Perpetual Preferred Stock Certificate(s) to be converted.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designations.

Date of Conversion:   __________________________________________

Applicable Conversion Rate:   __________________________________

Number of shares of 5.75% Convertible Perpetual Preferred Stock

to be Converted:        __________________________

Number of shares of Common Stock to be Issued:      __________________

Signature:      ________________________________________________

Name:    ____________________________________________________

Address:6        ________________________________________________

Fax No.:            ________________________________________________

6 Address where shares of Common Stock and any other payments or certificates shall be sent by the Corporation.

EXHIBIT B

FORM OF

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of [●], 2010, by and between McMoRan Exploration Co., a Delaware corporation (“Seller”), and Freeport-McMoRan Preferred LLC, a Delaware limited liability company (“Purchaser”).  Purchaser and Seller are sometimes referred to collectively as the “Parties” and individually as a “Party.”

RECITALS:

WHEREAS, Purchaser and Seller have entered into that certain Stock Purchase Agreement (the “Purchase Agreement”), dated as of September 19,  2010, by and between Purchaser, Seller, and Freeport-McMoRan Copper & Gold Inc., a Delaware corporation (“Freeport”) pursuant to which Seller has agreed to issue and sell, and Purchaser has agreed to purchase and accept, shares of Seller’s 5.75% convertible perpetual preferred stock (the “Preferred Stock”), which is convertible into shares of Seller’s common stock, par value $0.01 per share (the “Common Stock”); and

WHEREAS, to induce Purchaser to enter into the Purchase Agreement and to consummate the transactions contemplated thereby, Purchaser has required that Seller agree, and Seller has agreed, to enter into this Agreement and abide by the covenants and obligations with respect to the Registrable Securities as set forth herein; and

NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations, warranties, covenants, conditions and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 Definitions.  Capitalized terms used herein without definition shall have the meanings given to them in the Purchase Agreement.  The terms set forth below are used herein as so defined:

“Agreement” has the meaning specified in the introductory paragraph of this Agreement.

“Common Stock” has the meaning specified in the recitals of this Agreement.

“Effectiveness Period” has the meaning specified in Section 2.1(b) of this Agreement.

“Holder” means the record holder of any Registrable Securities; provided, that no such record holder shall be deemed to be a “Holder” if the rights under Article II hereof have not been transferred or assigned to such record holder in accordance with Section 2.11.

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“Included Registrable Securities” has the meaning specified in Section 2.2(a) of this Agreement.

“Losses” has the meaning specified in Section 2.9(a) of this Agreement.

“Managing Underwriter” means, with respect to any Underwritten Offering, the book-running lead manager(s) of such Underwritten Offering.

“NYSE” means The New York Stock Exchange, Inc.

“Parity Securities” has the meaning specified in Section 2.2(b) of this Agreement.

“Preferred Stock” has the meaning specified in the recitals of this Agreement.

“Purchase Agreement” has the meaning specified in the recitals of this Agreement.

“Purchaser” has the meaning specified in the introductory paragraph of this Agreement.

 “Registrable Securities” means the Preferred Stock, the Common Stock issuable upon conversion of the Preferred Stock and any additional securities issued with respect to such shares of Preferred Stock or Common Stock.

“Registration Expenses” has the meaning specified in Section 2.8(b) of this Agreement.

“Registration Statement” means any registration statement of Seller filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

“SEC” means the United States Securities and Exchange Commission.

“Seller” has the meaning specified in the introductory paragraph of this Agreement.

“Selling Expenses” has the meaning specified in Section 2.8(b) of this Agreement.

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a registration statement.

“Selling Holder Indemnified Persons” has the meaning specified therefore in Section 2.9(a) of this Agreement.

“Underwritten Offering” means an offering (including an offering pursuant to a Registration Statement) in which shares of Preferred Stock or Common Stock are sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.

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Section 1.2 Registrable Securities.  Any Registrable Security will cease to be a Registrable Security upon the earliest of (a) when a registration statement covering such Registrable Security becomes or has been declared effective by the SEC and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) when such Registrable Security has been disposed of pursuant to any section of Rule 144 (or any similar provision then in effect) under the Securities Act or such Registrable Security is eligible to be disposed of by the Holder thereof under Rule 144 without restriction as to volume; (c) when such Registrable Security is held by Seller or one of its subsidiaries; and (d) when such Registrable Security has been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities pursuant to Section 2.11 hereof.

ARTICLE 2

REGISTRATION RIGHTS

Section 2.1 Registration.

(a) Not later than 60 days after the Closing Date, Seller shall file with the SEC an automatic shelf Registration Statement (or, if Seller is not eligible to use an automatic shelf Registration Statement, a Registration Statement on Form S-3 or such other form as is then available to Seller to effect a registration for resale of the Registrable Securities) covering the resale of the Registrable Securities.  Any Registration Statement shall provide for the resale of Registrable Securities pursuant to any method or combination of methods legally available to, and requested by, the Holder of any Registrable Securities covered by such Registration Statement.  If such Registration Statement is not automatically effective upon filing, then Seller shall use its commercially reasonable efforts to cause such Registration Statement to be declared effective not later than 240 days after the Closing Date.

(b) Seller shall use its commercially reasonable efforts to cause a Registration Statement filed pursuant to this Section 2.1 to be effective, supplemented, amended and replaced to the extent necessary to ensure that it is available for the resale of all Registrable Securities by the Holders until the earliest date on which any of the following occurs:  (i) all Registrable Securities covered by such Registration Statement have ceased to be Registrable Securities and (ii) there are no longer any Registrable Securities outstanding (the “Effectiveness Period”).  Subject to Section 2.3, upon the occurrence of any event that would cause the Registration Statement or the prospectus contained therein (i) to contain an untrue statement of material fact or omit to state any material fact necessary to make the statements therein not misleading or (ii) not to be effective and usable for the resale of all or part of the Registrable Securities by the Holders, Seller shall promptly file an appropriate amendment to the Registration Statement curing such defect, and, if SEC review is required, use its commercially reasonable efforts to cause such amendment to be declared effective as soon as practicable.  Seller shall prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep such Registration Statement effective during the Effective Period; cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the rules and regulations under the Securities Act in a timely manner; and comply with the

3

provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement during the Effectiveness Period.

(c) Subject to Section 2.3, a Registration Statement when effective will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (and, in the case of any prospectus contained in such Registration Statement, in the light of the circumstances under which a statement is made).  As soon as practicable following the date that a Registration Statement becomes effective, but in any event within two (2) Business Days of such date, Seller shall provide Purchaser with written notice of the effectiveness of such Registration Statement.

Section 2.2 Piggyback Rights.

(a) Participation.  If at any time Seller proposes to file (i) a shelf registration statement other than a Registration Statement contemplated by Section 2.1, (ii) a prospectus supplement to an effective shelf registration statement, other than a Registration Statement contemplated by Section 2.1, and Holders may be included without the filing of a post-effective amendment thereto that requires Seller to request acceleration of the same from the SEC, or (iii) a registration statement, other than a shelf registration statement, in any case, for the sale of Preferred Stock or Common Stock in an Underwritten Offering for its own account and/or another Person, then as soon as practicable following the engagement of counsel by Seller to prepare the documents to be used in connection with an Underwritten Offering, Seller shall give written notice of such proposed Underwritten Offering to each Holder holding outstanding Registrable Securities and such notice shall offer such Holder the opportunity to include in such Underwritten Offering such number of Registrable Securities (the “Included Registrable Securities”) as each such Holder may request in writing; provided, however, that if Seller has been advised by the Managing Underwriter that the inclusion of Registrable Securities for sale for the benefit of the Holders will have an adverse effect on the price, timing (other than by reason of the notice periods set forth herein) or distribution of the Preferred Stock or Common Stock in the Underwritten Offering, then (a) Seller shall not be required to offer such opportunity to the Holders, in which case Seller shall provide the Holders written advisement of their exclusion (which notice need not include any explanation of the reasons for the exclusion) from the Underwritten Offering no later than 24 hours after the pricing of the Underwritten Offering, or (b) if any Registrable Securities can be included in the Underwritten Offering in the opinion of the Managing Underwriter, then the amount of Registrable Securities to be offered for the accounts of Holders shall be determined based on the provisions of Section 2.2(b), in which case Seller shall provide the Holders written advisement of their reduced participation (which notice need not include any explanation of the reasons for the reduced participation) in the Underwritten Offering no later than 24 hours after the pricing of  the Underwritten Offering.  Any notice required to be provided in this Section 2.2(a) to Holders shall be provided on a Business Day pursuant to Section 3.1 hereof and receipt of such notice shall be confirmed by the Holder (provided that the failure of the Holder to confirm receipt shall not affect the validity or timing of delivery of such notice).  Each such Holder shall have two (2) Business Days (or one (1) Business Day in connection with any overnight or bought Underwritten Offering) after

4

written notice has been delivered to request in writing the inclusion of Registrable Securities in the Underwritten Offering.  If no written request for inclusion from a Holder is received within the specified time, each such Holder shall have no further right to participate in such Underwritten Offering.  If, at any time after giving written notice of its intention to undertake an Underwritten Offering and prior to the closing of such Underwritten Offering, Seller shall determine for any reason not to undertake or to delay such Underwritten Offering, Seller may, at its election, give written notice of such determination to the Selling Holders and, (x) in the case of a determination not to undertake such Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated Underwritten Offering, and (y) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities for the same period as the delay in the Underwritten Offering.  Any Selling Holder shall have the right to withdraw such Selling Holder’s request for inclusion of such Selling Holder’s Registrable Securities in such Underwritten Offering by giving written notice to Seller of such withdrawal at least one Business Day prior to the time of pricing of such Underwritten Offering.

(b) Priority.  If the Managing Underwriter or Underwriters of any proposed Underwritten Offering of Preferred Stock or Common Stock included in an Underwritten Offering involving Included Registrable Securities advises Seller that the total amount of Registrable Securities that the Selling Holders and any other Persons intend to include in such offering exceeds the number that can be sold in such offering without being likely to have an adverse effect on the price, timing (other than by reason of the notice periods set forth herein) or distribution of the Preferred Stock or Common Stock offered, then the Preferred Stock and Common Stock to be included in such Underwritten Offering shall include the number of Registrable Securities that such Managing Underwriter or Underwriters advises Seller can be sold without having such adverse effect, with such number to be allocated (i) first, to Seller and (ii) second, pro rata among the Selling Holders who have requested participation in such Underwritten Offering and any other holder of securities of Seller having rights of registration on parity with the Registrable Securities (the “Parity Securities”).  The pro rata allocations for each Selling Holder who have requested participation in such Underwritten Offering shall be the product of (a) the aggregate number of Registrable Securities proposed to be sold by all Selling Holders in such Underwritten Offering multiplied by (b) the fraction derived by dividing (x) the number of Registrable Securities owned on the Closing Date by such Selling Holder by (y) the aggregate number of Registrable Securities owned on the Closing Date by all Selling Holders and holders of Parity Securities participating in the Underwritten Offering.

(c) Termination of Piggyback Registration Rights.  Each Holder’s rights under Section 2.2 shall terminate upon such Holder ceasing to hold at least 1,000,000 of the then outstanding Registrable Securities.

Section 2.3 Delay Rights.

Notwithstanding anything to the contrary contained herein, Seller may, upon written notice to any Selling Holder whose Registrable Securities are included in a Registration Statement or other registration statement contemplated by this Agreement, suspend such Selling Holder’s use of any prospectus which is a part of a Registration Statement or other registration statement (in which event the Selling Holder shall discontinue sales of the Registrable Securities

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pursuant to such Registration Statement or other registration statement but may settle any previously made sales of Registrable Securities) if (i) Seller is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and Seller determines in good faith that Seller’s ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in a Registration Statement or other registration statement; (ii) Seller has experienced some other material non-public event the disclosure of which at such time, in the good faith judgment of the Board of Directors of Seller, would materially and adversely affect Seller; or (iii) Seller would be required to prepare and file any financial statements (other than those it customarily prepares or before it customarily files such financial statements); provided, however, that in no event shall the Selling Holders be suspended from selling Registrable Securities pursuant to a Registration Statement or other registration statement for a period that exceeds an aggregate of 45 days in any 180-day period or 90 days in any 365-day period, in each case, exclusive of days covered by any lock-up agreement executed by Purchaser in connection with any Underwritten Offering.  Upon disclosure of such information or the termination of the condition described above, Seller shall provide prompt written notice to the Selling Holders whose Registrable Securities are included in a Registration Statement, and shall promptly terminate any suspension of sales it has put into effect and shall take such other reasonable actions to permit registered sales of Registrable Securities as contemplated in this Agreement.

Section 2.4 Underwritten Offerings.  In the event that one or more Holders elects to dispose of at least 1,000,000 Registrable Securities under a Registration Statement pursuant to an Underwritten Offering, Seller shall, upon request by such Holders, retain underwriters in order to permit such Holders to effect such sale though an Underwritten Offering; provided, that Seller shall not be required to effect more than three Underwritten Offerings pursuant to this Section 2.4 and the Holders shall be limited to one such request in any six-month period.  In connection with any Underwritten Offering under this Agreement, the holders of a majority of the Registrable Securities being disposed of pursuant to the Underwritten Offering shall be entitled to select the Managing Underwriter or Underwriters for such Underwritten Offering, subject to the consent of Seller, which shall not be unreasonably withheld, delayed or conditioned.  In connection with an Underwritten Offering contemplated by this Agreement in which a Selling Holder participates, each Selling Holder and Seller shall be obligated to enter into an underwriting agreement that contains such representations, covenants, indemnities and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of securities.  No Selling Holder may participate in such Underwritten Offering unless such Selling Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney and other documents reasonably required under the terms of such underwriting agreement.  Each Selling Holder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, Seller to and for the benefit of such underwriters also be made to and for such Selling Holder’s benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to its obligations.  No Selling Holder shall be required to make any representations or warranties to or agreements with Seller or the underwriters other than representations, warranties or agreements regarding the identity of such Selling Holder, its authority to enter into such underwriting agreement and to sell, and its ownership of, the securities being registered on its

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behalf, its intended method of distribution and any other representation required by Law.  If any Selling Holder disapproves of the terms of an underwriting, such Selling Holder may elect to withdraw therefrom by notice to Seller and the Managing Underwriter; provided, however, that such withdrawal must be made at least one Business Day prior to the time of pricing of such Underwritten Offering.  No such withdrawal or abandonment shall affect Seller’s obligation to pay Registration Expenses.

Section 2.5 Sale Procedures.  In connection with its obligations under this Article 2, Seller will, as expeditiously as possible:

(a) subject to Section 2.3, prepare and file with the SEC such amendments and supplements to, and replacements of, a Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement;

(b) if a prospectus supplement will be used in connection with the marketing of an Underwritten Offering from a Registration Statement and the Managing Underwriter at any time shall notify Seller in writing that, in the sole judgment of such Managing Underwriter, inclusion of detailed information to be used in such prospectus supplement is of material importance to the success of the Underwritten Offering of such Registrable Securities, Seller shall use its commercially reasonable efforts to include such information in such prospectus supplement;

(c) furnish to each Selling Holder (i) before filing a Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing such Registration Statement or such other registration statement or supplement or amendment thereto, and (ii) such number of copies of such Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as such Selling Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Registration Statement or other registration statement;

(d) if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by a Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the Managing Underwriter, shall reasonably request; provided, however, that Seller will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;

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(e) promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the filing of a Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Registration Statement or any other registration statement or any post-effective amendment thereto, when the same has become effective; and (ii) the receipt of any written comments from the SEC with respect to any filing referred to in clause (i) of this Section 2.5(e) and any written request by the SEC for amendments or supplements to a Registration Statement or any other registration statement or any prospectus or prospectus supplement thereto;

(f) immediately notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the prospectus or prospectus supplement contained in a Registration Statement or any other registration statement contemplated by this Agreement, as then in effect, including an untrue statement of a material fact or omitting to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained therein, in the light of the circumstances under which a statement is made); (ii) the issuance or threat of issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by Seller of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction.  Subject to Section 2.3, following the provision of such notice, Seller agrees to use commercially reasonable efforts to, as promptly as practicable, amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other commercially reasonable action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

(g) subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the SEC or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;

(h) in the case of an Underwritten Offering, use commercially reasonable efforts to furnish upon request, (i) an opinion of counsel for Seller dated the date of the closing under the underwriting agreement, and (ii) a “cold comfort” letter, dated the pricing date of such Underwritten Offering and a letter of like kind dated the date of the closing under the underwriting agreement, in each case, signed by the independent public accountants who have certified Seller’s financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the “cold comfort” letter shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus and any prospectus supplement included therein) as have been

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customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in Underwritten Offerings of securities by Seller;

(i) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(j) make available to the appropriate representatives of the Managing Underwriter and Selling Holders access to such information and Seller personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act, provided that Seller need not disclose any non-public information to any such representative unless and until such representative has entered into a confidentiality agreement with Seller reasonably satisfactory to Seller;

(k) cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by Seller are then listed;

(l) use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of Seller to enable the Selling Holders to consummate the disposition of such Registrable Securities;

(m) in connection with any Underwritten Offering provided for hereunder, participate in “road shows” and other marketing efforts as reasonably requested by the Selling Holders, provided that Seller shall not be required to participate in more than two road shows or similar marketing efforts in any 12-month period;

(n) provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement; and

(o) enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities.

Each Selling Holder, upon receipt of notice from Seller of the happening of any event of the kind described in subsection (e) of this Section 2.5, shall forthwith discontinue offers and sales of the Registrable Securities by means of a prospectus or prospectus supplement until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection (e) of this Section 2.5 or until it is advised in writing by Seller that the use of the prospectus may be resumed and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by Seller, such Selling Holder will, or will request the managing underwriter or underwriters, if any, to deliver to Seller (at Seller’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

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Section 2.6 Cooperation by Holders.  Seller shall have no obligation to include Registrable Securities of a Holder in a Registration Statement or in an Underwritten Offering pursuant to Section 2.2(a) who has failed to timely furnish such information concerning such Holder that Seller determines, after consultation with its counsel, is reasonably required in order for the registration statement or prospectus supplement, as applicable, to comply with the Securities Act.

Section 2.7 Restrictions on Public Sale by Holders of Registrable Securities.  For so long as Registrable Securities in the aggregate represent more than 10% of the outstanding Common Stock of Seller, each Holder of Registrable Securities agrees to enter into a customary letter agreement with underwriters providing such Holder will not effect any public sale or distribution of the Registrable Securities during the 90 calendar day period beginning on the date of a prospectus or prospectus supplement filed with the SEC with respect to the pricing of an Underwritten Offering, provided that (i) the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on Seller or the officers, directors or any other stockholder of Seller on whom a restriction is imposed and (ii) the restrictions set forth in this Section 2.7 shall not apply to any Registrable Securities that are included in such Underwritten Offering by such Holder. Notwithstanding the foregoing, nothing in this Section 2.7 shall restrict the ability of any Holder from disposing of its Registrable Securities pursuant to a Rule 10b5-1 plan.

Section 2.8 Expenses.

(a) Expenses.  Seller will pay all Registration Expenses, including, in the case of an Underwritten Offering, whether or not any sale is made pursuant to such Underwritten Offering.  Each Selling Holder shall pay its pro rata share of all Selling Expenses in connection with any sale of its Registrable Securities hereunder, and Seller shall not be responsible for any Selling Expenses.  In addition, except as otherwise provided in Section 2.8 and Section 2.9 hereof, Seller shall not be responsible for legal fees incurred by Holders in connection with the exercise of such Holders’ rights hereunder.

(b) Certain Definitions.  “Registration Expenses” means all reasonable expenses incident to Seller’s performance under or compliance with this Agreement to effect the registration of Registrable Securities on a Registration Statement pursuant to Section 2.1 or an Underwritten Offering covered under this Agreement, and the disposition of such Registrable Securities, including, without limitation, all registration, filing, securities exchange listing and NYSE fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, Inc., fees of transfer agents and registrars, all word processing, duplicating and printing expenses, any transfer taxes and the fees and disbursements of counsel and independent public accountants for Seller, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance.  “Selling Expenses” means all underwriting fees, discounts and selling commissions or similar fees or arrangements and transfer taxes allocable to the sale of the Registrable Securities.

Section 2.9 Indemnification.

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(a) By Seller.  In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, Seller will indemnify and hold harmless each Selling Holder thereunder, its directors, officers, employees and agents and each Person, if any, who controls such Selling Holder within the meaning of the Securities Act and the Exchange Act, and its directors, officers, employees or agents (collectively, the “Selling Holder Indemnified Persons”), against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder Indemnified Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (in the case of any prospectus, in light of the circumstances under which such statement is made) contained in a Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement, free writing prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each such Selling Holder Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided, however, that Seller will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder Indemnified Person in writing specifically for use in a Registration Statement or such other registration statement, preliminary prospectus, free writing prospectus or prospectus supplement, as applicable, it being understood that a Selling Holder will only be required to furnish information regarding its legal name, address, the number of securities being registered on its behalf and such other information as may be required by Law.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder Indemnified Person, and shall survive the transfer of such securities by such Selling Holder.

(b) By Each Selling Holder.  Each Selling Holder agrees severally and not jointly to indemnify and hold harmless Seller, its directors, officers, employees and agents and each Person, if any, who controls Seller within the meaning of the Securities Act or of the Exchange Act, and its directors, officers, employees and agents, to the same extent as the foregoing indemnity from Seller to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in a Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement, free writing prospectus or final prospectus contained therein, or any amendment or supplement thereof; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.

(c) Notice.  Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect

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thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party other than under this Section 2.9 except to the extent that the indemnifying party is prejudiced by such omission.  In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof.  The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.9 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense or employ counsel reasonably acceptable to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel, with the reasonable out-of-pocket expenses and fees of such separate counsel and other reasonable out-of-pocket expenses related to such participation to be reimbursed by the indemnifying party as incurred.  Notwithstanding any other provision of this Agreement, no indemnified party shall settle any action brought against it with respect to which such indemnified party is entitled to indemnification hereunder without the consent of the indemnifying party, unless the settlement thereof includes a complete release from all liability of, the indemnifying party.

(d) Contribution.  If the indemnification provided for in this Section 2.9 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Selling Holder be required to contribute an aggregate amount in excess of the lesser of (A) the amount which such Selling Holder would have been obligated to pay under Section 2.9(b) if such indemnity was available to the indemnified party and (B) the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification.  The relative fault of the indemnifying party on the one hand and the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the Parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Parties agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to

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herein.  The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss that is the subject of this paragraph.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e) Other Indemnification.  The provisions of this Section 2.9 shall be in addition to any other rights to indemnification or contribution that an indemnified party may have pursuant to law, equity, contract or otherwise.

Section 2.10 Rule 144 Reporting.  With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration, Seller agrees to use its commercially reasonable efforts to:

(a) make and keep public information regarding Seller available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date hereof;

(b) file with the SEC in a timely manner all reports and other documents required of Seller under the Securities Act and the Exchange Act at all times from and after the date hereof; and

(c) so long as a Holder owns any Registrable Securities, furnish, unless otherwise available via EDGAR, to such Holder forthwith a copy of the most recent annual or quarterly report of Seller, and such other reports and documents so filed as such Seller may reasonably request in availing itself of any rule or regulation of the SEC allowing such Seller to sell any such securities without registration.

Section 2.11 Transfer or Assignment of Registration Rights.  The rights under this Article 2 may be not transferred or assigned by Purchaser except to controlled Affiliates of Purchaser and provided that (a) Seller is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee and identifying the securities with respect to which such registration rights are being transferred or assigned, and (b) each such transferee assumes in writing responsibility for its portion of the obligations of Purchaser under this Agreement.

ARTICLE 3

MISCELLANEOUS

Section 3.1 Communications.  All notices that are required or may be given pursuant to this Agreement shall be sufficient in all respects if given in writing.  Any such notice shall be deemed given (i) when made, if made by hand delivery, and upon confirmation of receipt, if made by facsimile, (ii) one Business Day after being deposited with a next-day courier, postage prepaid, or (iii) three Business Days after being sent certified or registered mail, return receipt requested, postage prepaid, in each case addressed as follows:

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If to Seller, to:

McMoRan Exploration Co.
1615 Poydras Street
New Orleans, Louisiana 70112
Fax: (504) 585-3513
Attention: General Counsel

With a copy to (which copy shall not constitute notice):

Andrews Kurth LLP
600 Travis Street, Suite 4200
Houston, Texas 77002
Fax:  (713) 238-7130
Attention: Michael O’Leary

If to Purchaser, to:

Freeport-McMoRan Preferred LLC
c/o Freeport-McMoRan Copper & Gold Inc.
One North Central Avenue
Phoenix, Arizona 85004-4414
Fax: (602) 366-7691
Attention: General Counsel

With a copy to (which copy shall not constitute notice)::

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Fax: (212) 403-2000
Attention: Edward D. Herlihy
        David E. Shapiro

If to an assignee of Purchaser, to such Holder at the address provided pursuant to Section 2.11 above.

Either Party may change its address for notice by notice to the other in the manner set forth above.  All notices shall be deemed to have been duly given at the time of receipt by the Party to which such notice is addressed.

Section 3.2 Successor and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the Parties, including subsequent Holders of Registrable Securities to the extent permitted herein.

Section 3.3 Recapitalization, Exchanges, Etc. Affecting the Registrable Securities.  The provisions of this Agreement shall apply to the full extent set forth herein with respect to

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any and all securities of Seller or any successor or assign of Seller (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, stock splits, recapitalizations, pro rata distributions of securities and the like occurring after the date of this Agreement.

Section 3.4 Aggregation of Registrable Securities.  All Registrable Securities held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights and applicability of any obligations under this Agreement.

Section 3.5 Specific Performance.  Damages in the event of breach of this Agreement by a Party may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the Parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief.  The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity that such Person may have.

Section 3.6 Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement.  Facsimiles of signatures or signatures delivered in portable document format (.pdf) will be deemed to be originals.

Section 3.7 Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 3.8 Governing Law.

(a) This Agreement and the legal relations between the Parties shall be governed by and construed in accordance with the Laws of the State of Delaware, United States of America without regard to principles of conflicts of laws that would direct the application of the Laws of another jurisdiction.

(b) Any action brought in connection with this Agreement shall be brought in the federal or state courts located in the City of Wilmington, Delaware.  The Parties hereto hereby (i) irrevocably consent to the personal jurisdiction and venue of such courts, and (ii) waive any claim (by way of motion, as a defense or otherwise) of improper venue, that such parties are not subject personally to the jurisdiction of such court, that such courts are an inconvenient forum or that this Agreement or the subject matter may not be enforced in or by such court.

Section 3.9 Severability of Provisions.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions

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hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

Section 3.10 Entire Agreement.  This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter hereof, and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties pertaining to the subject matter hereof.

Section 3.11 Amendment.  This Agreement may be amended only by means of a written amendment signed by Seller and the Holders of a majority of the then outstanding Registrable Securities; provided, however, that no such amendment shall materially and adversely affect the rights of any Holder hereunder without the consent of such Holder.

Section 3.12 No Presumption.  If any claim is made by a Party relating to any conflict, omission, or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular Party or its counsel.  Each Party has been represented by its own counsel in connection with the negotiation and preparation of this Agreement and, consequently, each Party hereby waives the application of any rule of Law that would otherwise be applicable in connection with the interpretation of this Agreement, including but not limited to any rule of Law to the effect that any provision of this Agreement will be interpreted or construed against the Party whose counsel drafted that provision.

Section 3.13 Obligations Limited to Parties to Agreement.  Each of the Parties hereto covenants, agrees and acknowledges that no Person other than Purchaser (and its permitted assignees) and Seller shall have any obligation hereunder and that, notwithstanding that Purchaser is a limited liability company, no recourse under this Agreement or under any documents or instruments delivered in connection herewith or therewith shall be had against any former, current or future director, officer, employee, agent, manager, stockholder or Affiliate of Purchaser or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise by incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of Purchaser or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of Purchaser under this Agreement or any documents or instruments delivered in connection herewith or therewith or for any claim based on, in respect of or by reason of such obligation or its creation, except in each case for any assignee of Purchaser hereunder.

Section 3.14 Interpretation.  Article and Section references to this Agreement, unless otherwise specified.  All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified.  The word “including” shall mean “including but not limited to.”  Whenever any determination,

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consent or approval is to be made or given by Seller under this Agreement, such action shall be in Seller’s sole discretion unless otherwise specified.

[Next page is the signature page.]

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IN WITNESS WHEREOF, this Agreement has been signed by each of the Parties as of the date first above written.

MCMORAN EXPLORATION CO.

By: ______________________________
Name:
Title:

FREEPORT-McMoRAN PREFERRED LLC

By: FREEPORT-McMoRAN COPPER & GOLD, INC., its sole member

By: ______________________________
Name:
Title:

[Signature Page to Registration Rights Agreement]

FORM OF STOCKHOLDER AGREEMENT By and Among McMoRAN EXPLORATION CO., FREEPORT-McMoRAN PREFERRED LLC and FREEPORT-McMoRAN COPPER & GOLD, INC. __________, 2010

i

STOCKHOLDER AGREEMENT

This STOCKHOLDER AGREEMENT (this “Agreement”), dated as of __________, 2010, is entered into by and among McMoRan Exploration Co., a Delaware corporation (the “Issuer”), Freeport-McMoRan Preferred LLC, a Delaware limited liability company (“Purchaser Sub”), and Freeport-McMoRan Copper & Gold Inc., a Delaware corporation (“Freeport”).

W I T N E S S E T H:

WHEREAS, the Issuer has authorized the issuance of convertible perpetual preferred stock, par value $0.01 per share (the “Preferred Stock”), with such rights, powers, designations, preferences and relative, participating, optional or other rights and such qualifications, limitations or restrictions as set forth in the Certificate of Designations, in the form attached as Exhibit A to the Stock Purchase Agreement (as defined below), which Preferred Stock shall be convertible into common stock, par value $0.01 per share, of the Issuer (the “Common Stock”); and

WHEREAS, the Issuer, Purchaser Sub and Freeport (the “Parties” and each, individually, a “Party”) are parties to that certain Stock Purchase Agreement, dated as of September 19, 2010 (the “Stock Purchase Agreement”), by which at the Closing (as defined in the Stock Purchase Agreement) the Issuer issued to Purchaser Sub 500,000 shares of Preferred Stock (the “Preferred Shares”); and

WHEREAS, as a material inducement to the Issuer’s willingness to issue the Preferred Shares to Purchaser Sub pursuant to the Stock Purchase Agreement, the Parties agreed to enter into this Agreement to set forth the following rights and obligations of the Parties.

NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements and conditions contained herein, the Parties agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1 Definitions»

.  As used in this Agreement, unless the context otherwise requires, the following terms shall have the following respective meanings:

“affiliate” has the meaning set forth in, and contemplated by, DGCL Section 203(c)(1).  Notwithstanding anything to the contrary set forth herein and for the purposes of this Agreement only, the Issuer and its subsidiaries shall not be deemed to be affiliates of Freeport or Purchaser Sub or their subsidiaries or of Plains or its subsidiaries.

“Agreement” has the meaning set forth in the Preamble.

“Board” means the Board of Directors of the Issuer.

“business combination” has the meaning set forth in, and contemplated by, DGCL Section 203(c)(3).

“Business Day” means any day on which commercial banks are generally open for business in New York, New York or Houston, Texas other than a Saturday, a Sunday or a day observed as a holiday in New York, New York or Houston, Texas under the Laws of the State of New York or the State of Texas or the federal Laws of the United States of America.

“Common Stock” has the meaning set forth in the Recitals.

“Delaware Courts” has the meaning set forth in Section 5.3.

“DGCL” means the General Corporation Law of the State of Delaware, as amended and in effect from time to time.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Freeport” has the meaning set forth in the Preamble.

“Freeport Designee(s)” has the meaning set forth in Section 2.7(a).

“Governmental Entity” means any (a) multinational, federal, provincial, territorial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign, (b) subdivision, agent, commission, board, or authority of any of the foregoing, or (c) quasi governmental or private body exercising any regulatory, expropriation or taxing authority under, or for the account of, any of the foregoing.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Independent Directors” means members of the Board who are (a) not directors or officers of Freeport or of Plains, (b) not officers, employees or consultants of, or advisors to, the Issuer, Freeport or Plains, (c) independent of Freeport and Plains within the meaning of Delaware Law, as determined in good faith by the Board, and (d) otherwise independent within the meaning of the rules and regulations of the NYSE as then in effect, as determined in good faith by the Board.

“Issuer” has the meaning set forth in the Preamble.

“Laws” means all statutes, regulations, statutory rules, orders, judgments, decrees and terms and conditions of any grant of approval, permission, authority, permit or license of any court, Governmental Entity, statutory body (including the NYSE) or self-regulatory authority.

“Lock-Up Period” has the meaning set forth in Section 2.1.

“Notice” has the meaning set forth in Section 5.2.

“NYSE” means the New York Stock Exchange.

“Party” and “Parties” have the respective meanings set forth in the Recitals.

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“person” includes any individual, firm, partnership, limited partnership, joint venture, venture capital fund, limited liability company, association, trust, estate, group, body corporate, corporation, unincorporated association or organization, Governmental Entity, syndicate or other entity, whether or not having legal status.

“Plains” means Plains Exploration & Production Company, a Delaware corporation.

“Preferred Shares” has the meaning set forth in the Recitals.

“Preferred Stock” has the meaning set forth in the Recitals.

“Purchaser Sub” has the meaning set forth in the Recitals.

“Securities Act” means the Securities Act of 1933, as amended.

“Stock Purchase Agreement” has the meaning set forth in the Recitals.

“Shared Management Members” has the meaning set forth in Section 2.2.

“Standstill Ownership” means ownership, calculated based on the meaning of “own” set forth in, and contemplated by, DGCL Section 203(c)(9).

“Standstill Period” means the period that commences on the date hereof and extends until such time as Freeport ceases to have Standstill Ownership of at least fifteen percent (15%) of the outstanding voting stock of the Issuer, provided that, for the avoidance of doubt, for the purposes of such determination Freeport shall be deemed to have Standstill Ownership of the number of shares of Common Stock into which the Preferred Shares of which Freeport has Standstill Ownership are convertible as of the date of determination.

“Transfer” means any direct or indirect offer for sale, sale, assignment, transfer, pledge, hypothecation, encumbrance or other disposition (including by merger, testamentary disposition, interspousal disposition pursuant to a domestic relations proceeding or otherwise or otherwise by operation of Law) with respect to any capital stock of the Issuer or any securities convertible into or exercisable or exchangeable therefor (and, depending on the context, may be used as a noun or a verb).

“voting stock” has the meaning set forth in, and contemplated by, DGCL Section 203(c)(8).

Section 1.2 Rules of Construction»

.  The division of this Agreement into articles, sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.  Unless otherwise indicated, all references to an “Article” or “Section” followed by a number or a letter refer to the specified Article or Section of this Agreement.  The terms “this Agreement,” “hereof,” “herein” and “hereunder” and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof.  Unless otherwise specifically indicated or the context otherwise requires, (a) all references to “dollars” or “$” mean United States dollars, (b) words importing the singular shall include the plural and vice versa and words importing any gender shall include

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all genders, (c) “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation,” and (d) all words used as accounting terms shall have the meanings assigned to them under United States generally accepted accounting principles applied on a consistent basis during the periods involved.  In the event that any date on which any action is required to be taken hereunder is not a Business Day, such action shall be required to be taken on the next succeeding day that is a Business Day.  Reference to any Party is also a reference to such Party’s permitted successors and assigns.  The Parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any of the provisions of this Agreement.

ARTICLE II
CERTAIN AGREEMENTS

Section 2.1 Lock-Up.  During the period commencing on the date hereof and ending one hundred twenty (120) days thereafter (the “Lock-Up Period”), Freeport shall not, and shall cause its controlled affiliates not to, directly or indirectly (a) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise Transfer or dispose of any Preferred Shares or any securities convertible into or exercisable or exchangeable for Preferred Shares or any shares of Common Stock issuable upon conversion of any Preferred Shares or (b) enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of the Preferred Shares or any securities convertible into or exercisable or exchangeable for Preferred Shares or any shares of Common Stock issuable upon conversion of any Preferred Shares, whether any such transaction described in clauses (a) or (b) above is to be settled by delivery of shares of Common Stock, Preferred Shares or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to transfers of shares of Common Stock or Preferred Shares by Freeport or Purchaser Sub to its wholly-owned affiliates, provided that no such transfer(s) shall relieve Freeport or Purchaser Sub from their obligations under this Agreement.  Freeport and Purchaser Sub agree that the Issuer may, with respect to any Preferred Shares or any securities convertible into or exercisable or exchangeable for Preferred Shares or any shares of Common Stock issuable upon conversion of any Preferred Shares owned by Freeport or its controlled affiliates, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to any Transfer of such securities during the Lock-up Period not in compliance with this Section 2.1.

Section 2.2 Restrictions on Certain Transfers.  Until the first anniversary of the date hereof, Freeport shall not, and shall cause its controlled affiliates and any person that is an officer or director of Freeport and who is also an officer or director of the Issuer (such persons, the “Shared Management Members”) not to, Transfer any Preferred Shares or any securities convertible into or exercisable or exchangeable for Preferred Shares or any shares of Common Stock issuable upon conversion of any Preferred Shares to Plains.  For the avoidance of doubt, the inability of Freeport to control the actions of the Shared Management Members shall not be a defense of Freeport to the failure to comply with its obligation under this Section 2.2 and

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Freeport shall be liable for any such failures regardless of the ability of Freeport to control the Shared Management Members.

Section 2.3 Standstill.

(a) During the Standstill Period, without the prior written approval of a majority of the Independent Directors, Freeport shall not, and shall not permit its controlled affiliates to: (i) acquire, offer or propose to acquire, or agree or seek to acquire, or solicit the acquisition of, by purchase or otherwise, any equity, debt or equity-linked securities of the Issuer if, following such acquisition, Freeport and its controlled affiliates would own securities of the Issuer representing more than 103% of the percentage of the outstanding shares of Common Stock (including shares of Common Stock issuable upon conversion of any Preferred Shares owned by Freeport and its controlled affiliates) owned by Freeport and its controlled affiliates on the date hereof (including shares of Common Stock issuable upon conversion of any Preferred Shares owned by Freeport and its controlled affiliates); (ii) form, join or in any way participate in, or enter into any agreement, arrangement or understanding with, a “group” (within the meaning of Section 13(d)(3) of the Exchange Act and the rules and regulations thereunder) with respect to any equity or equity-linked securities of the Issuer; (iii) commence any tender or exchange offer for any securities of the Issuer; (iv) enter into or agree, offer, propose or seek (whether publicly or otherwise) to enter into, or otherwise be involved in or part of, any acquisition transaction, merger or other business combination relating to all or part of the Issuer or any of its subsidiaries or any acquisition transaction for all or part of the assets of the Issuer or any of its subsidiaries or any of their respective businesses; (v) call or seek to call a meeting of the stockholders of the Issuer or initiate any stockholder proposal for action by stockholders of the Issuer; (vi) enter into any discussions, negotiations, arrangements or understandings with any other person with respect to any of the foregoing activities; (vii) advise, assist, encourage, act as a financing source for or otherwise invest in any other person in connection with any of the foregoing activities; (viii) take any action inconsistent with the purpose and intent of this Section 2.3; (ix) disclose any intention, plan or arrangement inconsistent with any of the foregoing, (x) with respect to any of the foregoing provisions of this paragraph, request the Issuer to amend or waive any such provisions or otherwise consent to any action inconsistent with any such provisions; (xi) take any initiative with respect to the Issuer which could require the Issuer to make a public announcement regarding (A) such initiative or (B) any of the foregoing activities; or (xii) bring any action or otherwise act to contest the validity of this Section 2.3.

(b) Notwithstanding anything to the contrary set forth in this Agreement, the members of Freeport’s Board of Directors who are not also Shared Management Members shall be permitted to communicate on a confidential basis with the Independent Directors regarding any matter, including potential transactions between Freeport and the Issuer and potential waivers or amendments to the terms of this Agreement.

(c) Each of the Parties agrees that any supplement, modification, amendment, or waiver by the Issuer of the terms or provisions of that certain Stockholder Agreement, dated as of September [_], 2010, by and between the Issuer and Plains, with respect to a transaction, arrangement or understanding involving both Plains or its controlled affiliates and Freeport or its controlled affiliates must be approved in writing in advance by a committee of the Board consisting solely of members of the Board who are Independent Directors.

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Section 2.4 No Solicitation.  For so long as Freeport and its controlled affiliates collectively own more than five percent (5%) of the outstanding shares of Common Stock (including shares of Common Stock issuable upon conversion of any Preferred Shares owned by Freeport and its controlled affiliates), Freeport shall not, and shall not permit its controlled affiliates to: (a) other than with respect to Freeport Designees and other nominees to the Board designated by Freeport, in each case solely for such Freeport Designees and nominees whose election to the Board has been recommended by the Board,  make, or in any way participate in, any “solicitation” of “proxies” (as such terms are defined under Regulation 14A under the Exchange Act) to vote, or seek to advise or influence any person or entity with respect to the voting of, any voting securities of the Issuer, including by forming, joining or in any way participating in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act and the rules and regulations thereunder), provided, that for the avoidance of doubt, that the foregoing shall not prohibit any activities with respect to the solicitation of proxies by Shared Management Members in their capacity as officers or directors of the Issuer; (b) take any action inconsistent with the purpose and intent of this Section 2.4; (c) disclose any intention, plan or arrangement inconsistent with any of the foregoing, (d) request that the Issuer amend or waive, or otherwise consent to any action inconsistent with, any provision of this Section 2.4 (except pursuant to Section 2.3(b)); or (e) take any initiative with respect to the Issuer which could require the Issuer to make a public announcement regarding any of the foregoing activities.

Section 2.5 Prohibition on Agreements with Plains Relating to Issuer Stock.  For so long as Freeport and its controlled affiliates collectively own more than five percent (5%) of the outstanding shares of Common Stock (including shares of Common Stock issuable upon conversion of any Preferred Shares owned by Freeport and its controlled affiliates), Freeport shall not, and shall not permit its controlled affiliates to, enter into any agreement, arrangement or understanding for the purpose of acquiring, voting (except pursuant to a revocable proxy or consent giving in response to a proxy or consent solicitation), holding or disposing of any capital stock of the Issuer with Plains or any of its affiliates, directors or officers, unless such agreement, arrangement or understanding is approved in advance by a majority of the Independent Directors.  Notwithstanding the foregoing provisions of this Section 2.5, (a) the restrictions set forth in this Section 2.5 shall not apply to any transaction in which either Plains or Freeport or any of their controlled affiliates offers to acquire one hundred percent (100%) of the outstanding shares of Common Stock and (b) the restrictions of this Section 2.5 shall lapse on the first anniversary of the date hereof.

Section 2.6  Prohibition on Agreements Relating to Issuer Stock.  For so long as Freeport and its controlled affiliates collectively own more than five percent (5%) of the outstanding shares of Common Stock (including shares of Common Stock issuable upon conversion of any Preferred Shares owned by Freeport and its controlled affiliates), Freeport shall not, and shall not permit its controlled affiliates to, enter into any agreement, arrangement or understanding (other than ordinary course director or officer compensation or indemnification arrangements or pursuant to any stock-based compensation plans) for the purpose of acquiring, voting (except pursuant to a revocable proxy or consent giving in response to a proxy or consent solicitation), holding or disposing of any capital stock of the Issuer with any director or officer of Freeport or Plains who is also a director or officer of the Issuer, unless such agreement, arrangement or understanding is approved in advance by a majority of the Independent Directors.

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Section 2.7 Board of Directors; Governance.

(a) Subject to the other provisions of this Section 2.7, (i) for so long as Freeport and its controlled affiliates collectively own shares of Common Stock (including shares of Common Stock issuable upon conversion of any Preferred Shares owned by Freeport and its controlled affiliates) representing more than seventy-five percent (75%) of the percentage of the outstanding shares of Common Stock owned by Freeport and its controlled affiliates on the date hereof (including shares of Common Stock issuable upon conversion of any Preferred Shares owned by Freeport and its controlled affiliates), Freeport shall have the right to designate two (2) members to be nominated to the Board and (ii) for so long as Freeport and its controlled affiliates collectively own shares of Common Stock (including shares of Common Stock issuable upon conversion of any Preferred Shares owned by Freeport and its controlled affiliates) representing at least twenty-five percent (25%) and less than or equal to seventy-five percent (75%) of the percentage of the outstanding shares of Common Stock (including shares of Common Stock issuable upon conversion of any Preferred Shares owned by Freeport and its controlled affiliates) owned by Freeport and its controlled affiliates on the date hereof, Freeport shall have the right to designate one (1) member to be nominated to the Board.  The Issuer shall cause the person(s) to be designated by Freeport (such designee(s) referred to herein as the “Freeport Designee(s)”) to be nominated for election at an annual or special stockholders meeting of the Issuer and shall take all actions necessary or advisable to cause the Board to recommend that the stockholders vote “FOR”, and solicit proxies for, the election of the Freeport Designee(s).  If a Freeport Designee is nominated and not elected at an annual or special stockholders meeting of the Issuer or is removed by the stockholders, then Freeport shall provide the Issuer the name of a replacement Freeport Designee and, provided that such person satisfies the requirements of this Section 2.7(a) and Freeport maintains the applicable designation rights specified in the first sentence of this Section 2.7(a), the Board and the Issuer shall take such actions as may be necessary to appoint such person to serve as a member of the Board, including, if applicable, increasing the size of the Board and appointing such Freeport Designee to fill the newly-created directorship.  If a Freeport Designee (or any successor designee appointed pursuant to this paragraph) ceases for any reason to serve as a director of the Company after having been duly appointed or elected, then, provided that Freeport maintains the applicable designation rights specified in the first sentence of this Section 2.7(a), Freeport shall have the right to designate a replacement for such Freeport Designee to hold office for the remaining unexpired term of the Freeport Designee.  Any Freeport Designee appointed or elected to Issuer’s Board may be removed for cause in accordance with applicable Law or the Issuer’s certificate of incorporation and bylaws and shall (A) have the requisite skill and experience to serve as a director of a publicly traded company, and (B) not be prohibited or disqualified from serving as a director of the Issuer pursuant to any rule or regulation of the SEC or NYSE or by applicable Law.

(b) Freeport shall use its commercially reasonable efforts to cause each Freeport Designee to provide responses that shall be true and correct in all material respects to all reasonable requests for information by the Issuer in connection with the proxy materials to be filed by the Company in connection with its stockholder meetings, and each Freeport Designee shall promptly provide an agreement consenting to be named as a nominee in such proxy materials and to serve as a director upon election to the Board.  In addition, upon the Issuer’s request made at any time, Freeport shall cause the Freeport Designee(s), if any, to complete and execute the Issuer’s standard director and officer questionnaire prior to being admitted to the

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Board or standing for election or reelection at an annual meeting of stockholders or at such other time as may be reasonably requested by Issuer.  Not less than 120 days prior to each annual meeting of stockholders of the Issuer (assuming for purposes of this Section 2.7(b) that each such annual meeting shall be held on the anniversary of the prior year’s annual meeting), Freeport shall provide the Issuer with written notice of the name(s) of the Freeport Designee, if any, to be nominated for election at such meeting.  Within 10 days after receipt of such notice, the Issuer shall provide Freeport with written notice as to whether the Freeport Designee(s) reasonably satisfy the requirements of Section 2.7(a).  If it is determined that a Freeport Designee does not reasonably satisfy the requirements of Section 2.7(a) or if a Freeport Designee fails to take any of the actions set forth in this Section 2.7(b) (in which case the Issuer shall have no obligation under this Section 2.7 with respect to such Freeport Designee), then Freeport shall have the right to appoint substitute Freeport Designee(s).

(c) Notwithstanding anything to the contrary in this Section 2.7, Freeport shall not be entitled to designate a Freeport Designee and the Issuer shall have no obligations under this Section 2.7 with respect to such Freeport Designee to the extent the sum of the number of the Freeport Designees (including any nominees to the Board) and the number of the members of or nominees to the Board who are also either a member of the board of directors of Freeport or any affiliate or an officer of Freeport or any affiliate equals or exceeds two (2); provided, for the avoidance of doubt, that if the holders of Preferred Shares (together with any parity stock with like voting rights that are exercisable) are entitled to designate two additional directors pursuant to the Certificate of Designations on account of dividends payable to the holders of Preferred Shares being in arrears for six calendar quarters (whether or not consecutive) and such unpaid dividends not being fully paid or set aside for payment, any of such directors shall not count as “Freeport Designees”.  Accordingly, notwithstanding that concurrently with the execution of this Agreement and the “Closing” (as defined in the Stock Purchase Agreement) of the transactions under the Stock Purchase Agreement Freeport owns a number of shares of Common Stock which would entitle it to designate two (2) Freeport Designees pursuant to Section 2.7(a), Freeport will not have the right to designate any Freeport Designees as members of the Board as of the Closing if as of such Closing, and for so long thereafter as, the number of members of Freeport’s board of directors or its executive officers also serving on the Board exceeds two (2).  If at any time Freeport and its controlled affiliates collectively own shares of Common Stock representing less than twenty-five percent (25%) of the percentage of the outstanding shares of Common Stock (including shares of Common Stock issuable upon conversion of any Preferred Shares owned by Freeport and its controlled affiliates) owned by Freeport and its controlled affiliates on the date hereof, Freeport shall have no right to designate any Freeport Designees, and the Issuer shall not have any obligations under this Section 2.7.

(d) For so long as Freeport and its controlled affiliates collectively own at least five percent (5%) of the outstanding shares of Common Stock (including shares of Common Stock issuable upon conversion of any Preferred Shares owned by Freeport and its controlled affiliates) Freeport shall, and shall cause each of its controlled affiliates holding shares of Common Stock to, at any annual or special meeting of stockholders of Issuer, however called, including any adjournment or postponement thereof, appear at each such meeting or otherwise cause its shares of Common Stock to be counted as present thereat for purposes of calculating a quorum.

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(e) Each time the Board appoints a Freeport Designee, it will also adopt resolutions such that each Freeport Designee (a) qualifies as a “Continuing Director” for purposes of the indenture governing Issuer’s 11.875% Senior Notes due 2014 and (b) will not be in the class of persons serving on the Board that could result in (x) a “Change of Control” as defined clause (iii) of the definition thereof in Issuer’s indenture governing its 5-1/4% Convertible Senior Notes due 2011, (y) a “Change in Control” as defined on clause (b) of the definition thereof in Issuer’s Amended and Restated Credit Agreement dated as of August 6, 2007, as amended, or (z) a similar change of control under any other agreement to which Issuer is a party.

(f) At all times when any Freeport Designee is serving as a member of the Board, and following any such Freeport Designee’s death, resignation, removal or other cessation as a director of Issuer, each Freeport Designee shall be entitled to all rights of indemnification and exculpation as are then made available to any other member of the Board.  With respect to such rights of indemnification, as between Freeport and its affiliates, on the one hand, and Issuer on the other hand, Issuer shall, in all events, be the full indemnitor of first resort and shall not be entitled to any contribution, indemnification or other payment by or from any of Freeport or its affiliates.

ARTICLE III
USE OF INFORMATION

Section 3.1 Freeport shall not, and shall cause its controlled affiliates and each Freeport Designee not to, use nonpublic information obtained from such Freeport Designee’s service on the Board in any manner adverse to the Issuer.

ARTICLE IV
REGULATORY MATTERS

Section 4.1 HSR Act.

(a) The Issuer shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to permit Freeport and Purchaser Sub to obtain, as promptly as practicable following receipt of a request from Freeport or Purchaser Sub, all terminations or expirations of any applicable waiting periods from any Governmental Entity in connection with the HSR Act, or any successor legislation, that are necessary, proper or advisable in order to permit Freeport or Purchaser Sub to acquire the Common Stock upon any conversion of the Preferred Shares.  In furtherance and not in limitation of the foregoing, the Issuer shall (i) use commercially reasonable efforts to make an appropriate filing of a Notification and Report Form to the Federal Trade Commission and the U.S. Department of Justice pursuant to the HSR Act as promptly as practicable, and in any event within fifteen (15) calendar days, following Issuer’s receipt of notification by  Freeport and/or Purchaser Sub of the making of a corresponding filing by Freeport and/or Purchaser Sub relating to the Common Stock and (ii) provided that each of Freeport and Purchaser Sub are in material compliance with their obligations set forth in this Section 4.1, call Preferred Shares held by Freeport, Purchaser Sub or any of their affiliates for redemption only at such times as such holders shall have obtained all necessary clearances,

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approvals, consents, termination or expirations of waiting periods, registrations, permits, authorizations and other confirmations from Governmental Entities which are required in order to permit them to convert all of such Preferred Shares to Common Stock.

(b) Each of Freeport and Purchaser Sub shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to obtain, as promptly as practicable following (i) Freeport or Purchaser Sub making an appropriate filing of a Notification and Report Form to the Federal Trade Commission and the U.S. Department of Justice pursuant to the HSR Act with respect thereto or (ii) receipt of a written request from the Issuer, stating that the Issuer at the time of such request has a present intention of calling some or all of the Preferred Shares held by Freeport, Purchaser Sub or any of their affiliates for redemption, all terminations or expirations of any applicable waiting periods from any Governmental Entity in connection with the HSR Act, or any successor legislation, that are necessary, proper or advisable in order to permit Freeport or Purchaser Sub or their affiliates to acquire the Common Stock upon any conversion of the Preferred Shares.  In furtherance and not in limitation of the foregoing, if not previously filed, each of Freeport and Purchaser Sub shall use commercially reasonable efforts to make an appropriate filing of a Notification and Report Form to the Federal Trade Commission and the U.S. Department of Justice pursuant to the HSR Act as promptly as practicable, and in any event within fifteen (15) calendar days, following receipt of Issuer’s written request.

(c) With respect to the obligations of the parties pursuant to Section 4.1(a) and Section 4.1(b), each of the Issuer, Freeport and Purchaser Sub shall (i) use commercially reasonable efforts to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and, in any event, “substantially comply” (as provided in the HSR Act) and certify substantial compliance with any such request and (ii) take all other commercially reasonable actions necessary to cause the expiration or termination of any applicable waiting periods under the HSR Act as soon as possible, provided that the parties hereto understand and agree that in no event shall any of the Issuer, Freeport or Purchaser Sub be required by this Section 4.1 or any other provision of this Agreement (x) to enter into any settlement, undertaking, consent decree, stipulation or agreement with any Governmental Entity in connection with the transactions contemplated hereby or (y) to divest or otherwise hold separate (including by establishing a trust or otherwise), or take any other action (or otherwise agree to do any of the foregoing), in each case of clauses (x) and (y) with respect to any of such party’s or any of its affiliates’ businesses, assets, properties or operations.

(d) To the extent permitted by applicable Law, each of the Issuer and Freeport and/or Purchaser Sub shall promptly notify the other of any communication concerning the matters addressed in this Section 4.1 to that party or its affiliates from any Governmental Entity and permit the other to review in advance any proposed communication concerning the matters addressed in this Section 4.1 to any Governmental Entity.

(e) To the extent permitted by applicable Law, each of the Issuer and Freeport and/or Purchaser Sub shall not participate or agree to participate in any meeting or discussion with any Governmental Entity in respect of any filing, investigation or other inquiry concerning the matters addressed in this Section 4.1 unless it consults with the other in advance and, to the

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extent permitted by such Governmental Entity, gives the other party the opportunity to attend and participate in such meeting or discussion.

(f) Each of the Issuer and Freeport and/or Purchaser Sub shall furnish the other party with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between it and its affiliates and representatives on the one hand, and any Governmental Entity or members of any such Governmental Entity’s staff on the other hand, with respect to the matters addressed in this Section 4.1.

(g) Each of the Issuer, on the one hand, and Freeport and Purchaser Sub, on the other hand, shall bear its own fees and expenses with respect to compliance with this Section 4.1.

ARTICLE V
MISCELLANEOUS

Section 5.1 Legend.

(a) Freeport and Purchaser Sub agrees that all certificates or other instruments representing the Preferred Shares acquired pursuant to the Stock Purchase Agreement and any shares of Common Stock issued upon conversion of any Preferred Shares will bear a legend substantially to the following effect:

(i)
THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

(ii)
THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN A STOCKHOLDER AGREEMENT, DATED AS OF [_________], 2010, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE ISSUER.

(b) Upon the written request of Freeport accompanied by an opinion of counsel reasonably satisfactory to the Issuer to the effect that such legend is no longer required under the Securities Act and applicable state laws, the Issuer shall promptly cause clause (i) of the legend specified in Section 5.1(a) to be removed from any certificate for any shares of Common Stock or Preferred Shares to be Transferred in accordance with the terms of this Agreement.  Clause (ii) of the legend specified in Section 5.1(a) shall be removed upon the expiration of such transfer and other restrictions set forth in this Agreement.

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Section 5.2 Notices.  Any notice, request, instruction, correspondence or other document to be given hereunder by a Party to the other Party (each, a “Notice”) shall be in writing and delivered in person or by courier service requiring acknowledgment of receipt of delivery or mailed by U.S. registered or certified mail, postage prepaid and return receipt requested, or by telecopier, as follows; provided, that copies to be delivered below shall not be required for effective notice and shall not constitute effective notice:

If to Issuer, addressed to:

McMoRan Exploration Co.
1615 Poydras Street
New Orleans, Louisiana  70112
Attention: General Counsel
Fax:  (504) 585-3513

with a copy to (which copy shall not constitute notice):

Andrews Kurth LLP
600 Travis Street, Suite 4200
Houston, Texas  77002
Fax:   (713) 238-7130
Attention:                      Michael O’Leary

If to Freeport or Purchaser Sub, addressed to:

Freeport-McMoRan Copper & Gold, Inc.
333 North Central Avenue
Phoenix, Arizona  85004
Attention:  General Counsel
Fax: (602) 366-7691

with a copy to (which copy shall not constitute notice):

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Fax: (212) 403-2000
Attention:                    Edward D. Herlihy
                      David E. Shapiro

Notice given by personal delivery, courier service or mail shall be effective upon actual receipt.  Notice given by fax shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next Business Day after receipt if not received during the recipient’s normal business hours.  A Party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.

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Section 5.3 Governing Law; Jurisdiction; Waiver of Jury Trial.  To the maximum extent permitted by applicable Law, the provisions of this Agreement and the legal relations between the Parties shall be governed by and construed and enforced in accordance with the Laws of the State of Delaware, without regard to principles of conflicts of law.  Each Party hereby irrevocably and unconditionally (a) consents and submits to the exclusive jurisdiction of any federal or state court located the City of Wilmington, Delaware (the “Delaware Courts”) for any actions, suits or proceedings arising out of or relating to this Agreement or the transactions contemplated by this Agreement (and agrees not to commence any litigation relating thereto except in such courts and waives any claim that such Party is not subject personally to the jurisdiction of any Delaware Court), (b) waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim (by way of a motion, as a defense or otherwise) in any Delaware Court that such litigation brought therein has been brought in any inconvenient forum and (c) ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

Section 5.4 Entire Agreement; Amendments and Waivers.  This Agreement, the Certificate of Designations of the Preferred Stock, the Stock Purchase Agreement and each of the other agreements entered into by the Parties in connection with the transactions contemplated by the Stock Purchase Agreement constitute the entire agreement between and among the Parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties, and there are no warranties, representations or other agreements between or among the Parties in connection with the subject matter hereof except as set forth specifically herein.  No supplement, modification or waiver of this Agreement shall be binding unless executed in writing both Parties and, with respect to any supplement, modification or waiver of this Agreement by the Issuer, such supplement, modification or waiver, as applicable, has been previously approved by a committee of the Board consisting solely of members of the Board who are Independent Directors.  The failure of a Party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

Section 5.5 Binding Effect and Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns.  Nothing in this Agreement, express or implied, is intended to confer upon any person other than the Parties and their respective permitted successors and assigns, any rights, benefits or obligations hereunder.  No Party may assign, transfer, dispose of or otherwise alienate this Agreement or any of its rights, interests or obligations under this Agreement (whether by operation of law or otherwise).  Any attempted assignment, transfer, disposition or alienation in violation of this Agreement shall be null, void and ineffective.

Section 5.6 Enforcement of this Agreement.

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(a) The Parties acknowledge and agree that an award of money damages would be inadequate for any breach of this Agreement by any Party and any such breach would cause the non-breaching Party irreparable harm.  Accordingly, the Parties agree that, in the event of any breach or threatened breach of this Agreement by one of the Parties, the non-breaching Party will also be entitled, without the requirement of posting a bond or other security, to seek equitable relief, including injunctive relief and specific performance, provided such Party is not in material default hereunder.  Such remedies will not be the exclusive remedies for any breach of this Agreement but will be in addition to all other remedies available at Law or equity to each of the Parties.

(b) In addition to any other remedies available at Law or in equity, with respect to any breach by Freeport of its obligations under Section 2.3, any Transfer by Freeport or its affiliates in violation of the provisions of Section 2.1 or  Section 2.2 and any acquisition by Freeport or its affiliates in violation of the provisions of Section 2.3 shall, to the fullest extent permitted by Law, be null and void ab initio, and Issuer shall not, and shall instruct its transfer agent and other third parties not to, record or recognize any such purported transaction on the share register of Issuer.

Section 5.7 Severability.  If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of applicable Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner materially adverse to any party hereto.  Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that the transactions contemplated herein are consummated as originally contemplated to the fullest extent possible.

Section 5.8 Execution.  This Agreement may be executed in multiple counterparts each of which shall be deemed an original and all of which shall constitute one instrument.

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IN WITNESS WHEREOF, the Parties hereto have entered into this Agreement as of the date first written above.

McMoRAN EXPLORATION CO.

By:
Name:
Title:

FREEPORT-McMoRAN COPPER & GOLD, INC.

By:
Name:
Title:

FREEPORT-McMoRAN PREFERRED LLC

By: FREEPORT-McMoRAN COPPER & GOLD, INC., its sole member

By:
Name:
Title: